EXHIBIT 10.3

EXECUTION VERSION

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of Senior Debt pursuant to, as defined in and to the extent provided for in that certain Debt Subordination Agreement dated on or about June 30, 2014 among BENEFIT STREET PARTNERS SMA LM L.P., PECM STRATEGIC FUNDING L.P. and PROVIDENCE DEBT FUND III L.P., together with their successors and permitted assigns, as Subordinated Purchasers, any Subordinated Agent that becomes a party thereto (as defined therein), CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation, CEJKA SEARCH, INC., a Delaware corporation, CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company, CROSS COUNTRY STAFFING, INC., a Delaware corporation, MDA HOLDINGS, INC., a Delaware corporation, CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company, ASSIGNMENT AMERICA, LLC, a Delaware limited liability company, TRAVEL STAFF, LLC, a Delaware limited liability company, LOCAL STAFF, LLC, a Delaware limited liability company, MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company, OWS, LLC, a Delaware limited liability company and CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company, as Borrowers, and BANK OF AMERICA, N.A., as Senior Agent, as amended, restated, supplemented, or otherwise modified from time to time. Any holder of this instrument shall be deemed to be bound by, and subject to, the terms of subordination set forth therein.

CROSS COUNTRY HEALTHCARE, INC.,

as Issuer

and

CEJKA SEARCH, INC.,
CROSS COUNTRY EDUCATION, LLC,
CROSS COUNTRY STAFFING, INC.,
MDA HOLDINGS, INC.,
CROSS COUNTRY PUBLISHING, LLC,
ASSIGNMENT AMERICA, LLC,
TRAVEL STAFF, LLC,
LOCAL STAFF, LLC,
MEDICAL DOCTOR ASSOCIATES, LLC,
CREDENT VERIFICATION AND LICENSING SERVICES, LLC,
OWS, LLC

and

each other Subsidiary of Cross Country Healthcare, Inc. that hereafter becomes a party hereto as “Guarantors”

CONVERTIBLE NOTE PURCHASE AGREEMENT
Dated as of June 30, 2014
$25,000,000 in Aggregate Original Principal Amount of

8% Senior Convertible Notes Due June 30, 2020

CERTAIN FINANCIAL INSTITUTIONS,

as Noteholders

3

LIST OF EXHIBITS AND SCHEDULES
Exhibit A    Form of Assignment and Acceptance
Exhibit B    Form of Assignment Notice
Exhibit C    Form of Compliance Certificate
Exhibit D     Form of Joinder Agreement
Exhibit E    Form of Note
Exhibit F    Form of Solvency Certificate

Schedule 2.1    Noteholders
Schedule 9.1.4    Names and Capital Structure
Schedule 9.1.11    Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14    Environmental Matters
Schedule 9.1.15    Restrictive Agreements
Schedule 9.1.16    Litigation; Commercial Tort Claims
Schedule 9.1.18    Pension Plans
Schedule 9.1.20    Labor Contracts
Schedule 10.1.16    Post-Closing Covenants
Schedule 10.2.2    Existing Liens
Schedule 10.2.17    Existing Affiliate Transactions

CONVERTIBLE NOTE PURCHASE AGREEMENT
THIS CONVERTIBLE NOTE PURCHASE AGREEMENT is dated as of June 30, 2014 (the “Agreement”), among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (“Issuer”), CEJKA SEARCH, INC., a Delaware corporation (“Cejka”), CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company (“Education”), CROSS COUNTRY STAFFING, INC., a Delaware corporation (“Staffing”), MDA HOLDINGS, INC., a Delaware corporation (“MDA”), CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company (“Publishing”), ASSIGNMENT AMERICA, LLC, a Delaware limited liability company (“Assignment”), TRAVEL STAFF, LLC, a Delaware limited liability company (“Travel”), LOCAL STAFF, LLC, a Delaware limited liability company (“Local”), MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company (“Doctor”), OWS, LLC, a Delaware limited liability company (“OWS”), and CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company (“Credent”; together with Cejka, Education, Staffing, MDA, Publishing, Assignment, Travel, Local, Doctor, OWS and each other Subsidiary of Issuer that hereafter becomes a party to this Agreement as a “Guarantor” pursuant to Section 10.1.15, each individually, a “Guarantor” and, collectively, “Guarantors”) and the financial institutions party to this Agreement from time to time as holders of the Notes (as defined below) (collectively, “Noteholders”).
R E C I T A L S:
WHEREAS, contemporaneously herewith, Issuer and Guarantors are entering into the Second Lien Loan and Security Agreement dated as of the date hereof with certain lenders from time to time party thereto (as the same may be amended, modified, supplemented, restated, replaced, refinanced or substituted in accordance with its terms, the “Second Lien Loan Agreement”), pursuant to which the lenders party thereto have agreed to provide a term loan facility in the amount of, as of the Closing Date, $30,000,000 (the “Term Loan”); and
WHEREAS, Issuer has authorized the issue and sale of, and desires to issue and sell to, the Noteholders, $25,000,000 aggregate principal amount of its 8% Senior Notes due June 30, 2020 (the “Notes”), substantially in the form set forth as Exhibit E to finance a portion of the Specified Acquisition (as defined below) and to pay related fees and expenses thereto, and the Noteholders are willing to purchase the Notes upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
ARTICLE I: DEFINITIONS; RULES OF CONSTRUCTION
Section 1.1.     Definitions. As used herein, the following terms have the meanings set forth below:
“1933 Act”: as defined in Section 6.1.17.
“ABL Agent”: Bank of America, N.A., in its capacity as collateral and administrative agent under the ABL Loan Agreement, together with its successors in such capacity.
"ABL Lenders": has the meaning given to it in the ABL Intercreditor Agreement.
“ABL Loan Agreement”: that certain Loan and Security Agreement dated January 9, 2013, as amended by the First ABL Amendment, the Second ABL Amendment and the Third ABL Amendment (as at any time further amended, restated, supplemented, waived, modified, replaced, renewed, refinanced or extended in a manner not prohibited by the terms of the ABL Intercreditor Agreement) by and between the Obligors, the ABL Lenders and the ABL Agent.
“ABL Loan Documents”: the “Loan Documents” as defined in the ABL Loan Agreement.
“ABL Obligations”: the "Obligations" as defined in the ABL Loan Agreement.
“Accommodation Payment”: as defined in Section 15.9.
“Account”: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
“Acquisition”: a transaction or series of transactions resulting in (a) acquisition of a business division, or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of Issuer or Subsidiary with another Person.
“Acquisition Agreement”: the Asset Purchase Agreement, dated as of June 2, 2014, by and among Issuer, as purchaser, and the Sellers.
“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that no Noteholder shall be deemed an Affiliate of Issuer or any of its Subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
“Agreement”: as defined in the recitals hereto.
“Anti-Terrorism Law”: any law relating to terrorism or money laundering, including the Patriot Act.
“Applicable Law”: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities having jurisdiction over such Person, conduct, transaction, agreement or matter.
“Applicable Premium”:     as defined in Section 5.1.
“Applicable Rate”: means eight percent (8.00%) per annum.
“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans or notes and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Noteholder, an entity that administers or manages a Noteholder, or an Affiliate of either.
“Asset Disposition”: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

“Assignment and Acceptance”: an assignment agreement between a Noteholder and Eligible Assignee, in the form of Exhibit A.
“Bankruptcy Code”: Title 11 of the United States Code.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” shall have corresponding meanings.
“Board”: the Board of Directors of Issuer.
“Board of Governors”: the Board of Governors of the Federal Reserve System.
“Borrowed Money”: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person; provided, that Debt owed by an Obligor to another Obligor shall be excluded from the definition of Borrowed Money for purposes of calculating the Total Net Leverage Ratio.
“Business Day”: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.
“Capital Lease”: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capital Stock”: with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
“Capitalized Interest”: as defined in Section 3.1.2.
“Cash Component”: interest on the Notes at the rate of four percent (4.00%) per annum.
“Cash Equivalents”: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank, savings bank or savings and loan association organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Noteholder) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by a commercial bank, savings bank or savings and loan association organized under the laws of the United States or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; (f) with respect to the Foreign Subsidiaries organized under the laws of India or the Cayman Islands, respectively, comparable investments to those described in clauses (a) through (e) that are backed by the full faith and credit of the Indian government or Cayman Islands government, as applicable, or have comparable ratings in India or the Cayman Islands, as applicable, to the ratings from either Moody’s or S&P described in such clauses (a) through (e); and (g) with respect to any Foreign Subsidiary, local currency of the applicable Foreign Subsidiary.
“Cayman Islands Subsidiary”: Jamestown Indemnity Ltd., a company organized under the laws of the Cayman Islands.
“CERCLA”: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
“Change in Law”: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.
“Change of Control”:
(a)    any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of shares representing 33% or more of the voting power represented by the capital stock of Issuer; or
(b)    during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Issuer (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of Issuer was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Issuer then in office; or
(c)    the sale or transfer of all or substantially all of Issuer’s assets (determined on a consolidated basis), including through the sale of Capital Stock or assets of one or more Subsidiaries.
“Change of Control Offer”: as defined in Section 5.2.2.
“Change of Control Payment”: as defined in Section 5.2.2(a).
“Change of Control Payment Amount”: as defined in Section 5.2.1.

“Change of Control Payment Date”: as defined in Section 5.2.2.
“Claims”: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees actually incurred and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of any Noteholder) incurred by any Noteholder Indemnitee or asserted against any Noteholder Indemnitee by any Obligor or other Person, in any way relating to (a) any Notes, Note Documents, Issuer Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Note Documents, (c) the exercise of any rights or remedies under any Note Documents or Applicable Law, or (d) failure by any Obligor to perform or observe any terms of any Note Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Noteholder Indemnitee is a party thereto.
“Closing”: as defined in Section 2.2.
“Closing Date”: as defined in Section 6.1.
“Code”: the Internal Revenue Code of 1986.
“Common Stock”: the shares of common stock, par value $0.0001 per share, of Issuer or any other Capital Stock of Issuer into which such Common Stock shall be reclassified or changed.
“Compliance Certificate”: a compliance certificate substantially in the form of Exhibit C hereto.
“Consolidated Total Net Debt”: means, as of any date of determination, (a) all obligations for Borrowed Money, minus (b) the aggregate amount of Cash Equivalents, in each case, held by an Obligor and included on the consolidated balance sheet of Issuer and the Subsidiaries as of such date, free and clear of all Liens (other than Permitted Liens); provided, that Consolidated Total Net Debt shall not include Debt in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.
“Contingent Obligation”: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
“Conversion Amount”: the Optional Conversion Amount or the Forced Conversion Amount, as applicable.
“Conversion Date”: as defined in Section 7.1.3.

“Conversion Notes”: as defined in Section 7.3.1.
“Conversion Price”: initially $7.10, as adjusted from time to time as provided in Article VII.
“Convertible Securities”: securities by their terms convertible into or exchangeable for Common Stock or options, warrants or rights to purchase such convertible or exchangeable securities.
“Current Assets”: means, at any time, the consolidated current assets (other than Cash and Cash Equivalents and prepaid income taxes) of Issuer and its Subsidiaries.
“Current Liabilities”: means, at any time, the consolidated current liabilities of Issuer and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) the current portion of current and deferred Taxes based on income, profits or capital.
“CWA”: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
“Daily VWAP”: the volume-weighted average price per share of Common Stock (or per minimum denomination or unit size in the case of any security other than Common Stock) as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Common Stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of such Common Stock (or per minimum denomination or unit size in the case of any security other than Common Stock) on such Trading Day. The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Debt”: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit (whether or not drawn) issued for the account of such Person; and (d) in the case of Issuer, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.
“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
“Default Rate”: as defined in Section 3.1.5.
“Disqualified Equity Interests” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to 91 days following the Maturity Date at the time such Equity Interests is issued, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to 91 days following the Maturity Date at the time such Equity Interests is issued, (iii) contains any mandatory repurchase obligation which may come into effect prior to the Maturity Date or (iv) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Maturity Date at the time such Equity Interests is issued.

“Distributed Property”: as defined in Section 7.6.1(c).
“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.
“Dollars”: lawful money of the United States.
“EBITDA”: for any period, the sum of the following determined on a consolidated basis, without duplication, for Issuer and its Subsidiaries in accordance with GAAP: (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) any other non-cash charges (other than any such non-cash charge to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), and (vi) fees and expenses incurred by Issuer or any of its Subsidiaries related to the issuance of any additional Equity Interests or additional Debt, less (c) the sum of all non-cash items included in Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period) plus (d) all non-recurring legal fees and expenses, closing fees, syndication fees and arrangement fees incurred by Obligors or any of their Subsidiaries prior to or within two months of the Closing Date in connection with the closing of the Specified Acquisition, the issuance of the Notes hereunder, the incurrence of the Second Lien Obligations and the closing of the Third Amendment, in an aggregate amount under this clause (d) not to exceed $5,000,000, in each case to the extent such fees are not amortized or capitalized, plus (e) all fees and expenses incurred by Obligors or any of their Subsidiaries during such period in connection with any Permitted Acquisition, plus (f) all costs incurred by Issuer or any of their Subsidiaries during such period in order to integrate the business acquired through a Permitted Acquisition into the ongoing operations of Borrowers and their Subsidiaries; provided that in the case of this clause (f), (x) such costs are incurred during the first 12 months after such Permitted Acquisition and (y) the amount of such costs do not exceed $2,880,000 individually for any one Permitted Acquisition and $7,200,000 in the aggregate for all Permitted Acquisitions during the term of this Agreement subsequent to the Closing Date. For purposes of this Agreement, EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to Required Noteholders, to include, as of the first day of any applicable period, any Permitted Acquisitions and any Permitted Asset Dispositions during such period, including any operating expense reductions for such period permitted to be reflected in financial statements by Regulation S-X under the Exchange Act; provided that such operating expense reductions shall not exceed 10% of EBITDA for such period of calculation. For the Fiscal Quarters ended June 30, 2015 and September 30, 2015, EBITDA shall be calculated using an annualized value of the reported year-to-date EBITDA for each respective period.

“Eligible Assignee”: a Person that is (a) a Noteholder, Affiliate of a Noteholder or Approved Fund; (b) any other financial institution approved by Issuer (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten (10) Business Days after notice of the proposed assignment) and Required Noteholders, provided, that the approval of Issuer shall not be required during the continuance of an Event of Default under Section 11.1(a) or 11.1(j); or (c) during any Event of Default, any Person acceptable to Required Noteholders in their discretion, in each case of (a), (b) and (c) other than a natural person.
“Electing Noteholder”: as defined in Section 10.3.2.

“Eligible Issuance”: any issuance of Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer) at a time when at least fifty percent (50%) of the original principal amount of the Notes remain outstanding, other than (a) any issuance of Common Stock upon the conversion of the Notes; (b) any issuance of Common Stock upon the exercise of options that are outstanding as of the Closing Date; (c) any issuance of shares of Common Stock as consideration in connection with an Acquisition, (d) any issuance of options or shares of Common Stock (including upon exercise of options) issued to any director, officer or employee pursuant to compensation arrangements approved by the Board or the compensation committee thereof in good faith and otherwise permitted to be issued by any other provision of this Agreement and (e) issuances of Common Stock in a Public Offering that is consummated prior to the date that is 150 days following the Closing Date.
“Enforcement Action”: any action to enforce any Obligations or Note Documents or to exercise any rights or remedies relating to any Obligations or Note Documents (whether by judicial action, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise).
“Environmental Laws”: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.
“Environmental Notice”: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise with respect thereto.
“Environmental Release”: a release as defined in CERCLA or under any other Environmental Law.
“Equity Interest”: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; (d) other Person having any other form of equity security or ownership interest; or (e) any warrant, option or other rights exchangeable for or convertible into the foregoing (but excluding any debt security that is exchangeable for or convertible into the foregoing).
“ERISA”: the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate”: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) by any Obligor or ERISA Affiliate from a Multiemployer Plan unless no withdrawal liability is asserted by the Multiemployer Plan or notification that a Multiemployer Plan is in reorganization under Section 4241 of ERISA; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041(c) or the receipt of notice from a Multiemployer Plan that it intends to terminate or has terminated under 4041A of ERISA unless the Plan assets are sufficient to pay all Plan liabilities, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.
“Event of Default”: as defined in Section 11.
“Exchange”: the NASDAQ Global Market, the NASDAQ Global Select Market, The New York Stock Exchange, the NYSE MKT LLC or any of their respective successors.
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Excluded Stock”: (i) shares of Common Stock issued by Issuer in an event subject to, and for which the Conversion Price is subject to adjustment pursuant to, Section 7.6.1(a); (ii) Option Securities or shares of Common Stock issued to any director, officer or employee pursuant to compensation arrangements approved by the compensation committee of the Board in good faith (“Compensatory Securities”) (iii) the issuance of shares of Common Stock upon conversion of the Notes or upon the exercise or conversion of Option Securities and Convertible Securities of Issuer outstanding on the Closing Date or upon the exercise or conversion of Compensatory Securities issued after the Closing Date; and (iv) Common Stock that becomes issuable in connection with, or as a result of, accretions to the face amount of, or payments in kind with respect to, the Notes, Option Securities and Convertible Securities of Issuer outstanding on the Closing Date.
“Excluded Tax”: with respect to any Noteholder, or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Noteholder, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Issuer is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Noteholder that has failed to comply with Section 5.10; (d) in the case of a Foreign Noteholder, any United States withholding tax that is (i) required pursuant to laws in force at the time such Noteholder becomes a Noteholder (or designates a new Lending Office) hereunder, or (ii) attributable to such Noteholder’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Noteholder (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Obligors with respect to such withholding tax; and (e) federal withholding Taxes imposed under FATCA.
“Extraordinary Expenses”: all costs, expenses or advances that Noteholders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any action, arbitration or other proceeding (whether instituted by or against any Noteholder, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Note Documents or Obligations, including any Noteholder liability or other Claims; (b) the exercise, protection or enforcement of any rights or remedies of Required Noteholders under the Note Documents or Applicable Law in, or the monitoring of, any Insolvency Proceeding; (c) any Enforcement

Action; and (d) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Note Documents or Obligations.
“Ex-Date”: the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from Issuer or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“FATCA”: Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Fiscal Quarter”: each period of three months, commencing on the first day of a Fiscal Year.
“Fiscal Year”: the fiscal year of Obligors for accounting and tax purposes, ending on December 31 of each year.
“First ABL Amendment”: means that certain Consent and First Amendment to Loan and Security Agreement dated December 2, 2013 between Issuer, Guarantors party thereto, ABL Agent and ABL Lenders.
“FLSA”: the Fair Labor Standards Act of 1938.
“Forced Conversion Amount”: as defined in Section 7.2.1.
“Forced Conversion Trigger Date”: as defined in Section 7.2.1.
“Foreign Noteholder”: any Noteholder that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.
“Foreign Plan”: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
“Foreign Subsidiary”: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Issuer.
“Full Payment”: with respect to any Obligations, the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding).
“GAAP”: generally accepted accounting principles in effect in the United States from time to time; provided, however, that if Issuer notifies the Noteholders that Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Required Noteholders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
“Governmental Authority”: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.
“Guarantors”: each Subsidiary (other than Intelistaf) of Issuer and each other Person that guarantees payment or performance of any Obligations from time to time, including any additional person that executes a Joinder Agreement.
“Guaranty”: collectively, the guaranty of the Obligations by the Guarantors, including pursuant to Article XV of this Agreement and pursuant to any Joinder Agreement.
“Hedging Agreement”: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.
“HSR Act”: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.
“Indemnified Taxes”: (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of Issuer pursuant to this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Insolvency Proceeding”: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.
“Intelistaf”: Intelistaf of Oklahoma, L.L.C., an Oklahoma limited liability company.
“Intelistaf Operating Agreement”: that certain Operating Agreement of Intelistaf, effective as of May 7, 1998 (as amended, restated, supplemented or otherwise supplemented prior to the Closing Date).
“Intellectual Property”: all intellectual and similar proprietary property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications and registrations and all licenses or other rights to use any of the foregoing.
“Intellectual Property Claim”: any claim or assertion (whether in writing, by suit or otherwise) that Issuer’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Interest Expense”: for any period, the total interest expense of Issuer and its Subsidiaries, all determined for such period on a consolidated basis, without duplication, in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by Issuer or its Subsidiaries during such period: (a) interest expense attributable to Capital Leases; (b) amortization of debt discount and debt issuance cost, including commitment fees; (c) capitalized interest; (d) non-cash interest expense; (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing; (f) net costs associated with Net Hedging Obligations (including amortization of fees); (g) interest incurred in connection with investments in discontinued operations; and (h) interest accruing on Debt of any other Person to the extent such interest is a Contingent Obligation of Issuer or any of its Subsidiaries. For purposes of this Agreement, Interest Expense shall be adjusted on a pro forma basis, in a manner reasonably acceptable to Required Noteholders, to include, as of the first day of any applicable period, any Permitted Acquisitions during such period.
“Interest Payment Date”: each of March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and the Maturity Date.
“Investment”: an Acquisition; an acquisition of record or beneficial ownership of any Equity Interests of a Person; or an advance or capital contribution to or other investment in a Person.
“IRS”: the United States Internal Revenue Service.
“Issuer Conversion Conditions”: means the Daily VWAP exceeded 125% of the then applicable Conversion Price for at least twenty (20) Trading Days out of the thirty (30) immediately preceding Trading Days.
“Issuer Materials”: any reports, financial statements and other materials delivered by Obligors hereunder.
“Issuer SEC Documents”: as defined in Section 6.1.17.
“Issuer Transaction” as defined in Section 8.7.
“Joinder Agreement”: means a Joinder Agreement in substantially the form attached as Exhibit D hereto.
“License”: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of any asset of the Obligors, any use of Property or otherwise in the conduct of its business.
“Lien”: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, leases, or other title exception or encumbrance.
“Make-Whole Amount”: with respect to any redemption, repayment or prepayment of the Notes, the excess, if any, of (i) the present value at the date of such redemption, repayment or prepayment of (A) 115% of the aggregate principal amount of the Notes then redeemed, repaid or prepaid, plus (B) all required remaining scheduled interest payments due on the principal amount of such Notes redeemed, repaid or prepaid through the third anniversary of the Closing Date (excluding accrued but unpaid interest to the date of such redemption, repayment or prepayment), computed using a discount rate equal to the Treasury Rate as of the date of such redemption, repayment or prepayment plus 50 basis points over (ii) the outstanding principal amount of such Notes then redeemed, repaid or prepaid.
“Margin Stock”: as defined in Regulation U of the Board of Governors.
“Market Disruption Event”: the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 4:00 p.m. (New York City time) on such day.
“Material Adverse Effect”: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, or condition (financial or otherwise) of Obligors, taken as a whole, or on the enforceability of any Note Documents; (b) impairs the ability of Obligors, taken as a whole, to perform their obligations under the Note Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of any Noteholder to enforce or collect any Obligations; provided, that the non-cash charge to goodwill taken by Obligors in connection with any Permitted Asset Disposition pursuant to clause (i) of such definition shall not be deemed to have caused a Material Adverse Effect after the Closing Date.
“Material Contract”: any agreement or arrangement to which Issuer or Subsidiary is party (other than the Note Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Subordinated Debt, or to Debt (other than, in each case, with respect to any intercompany Debt disclosed on Schedule 10.2.17) in an aggregate amount of $1,000,000 or more.
“Maturity Date”: June 30, 2020.
“Maximum Accrual”: as defined in Section 3.1.6.
“Moody’s”: Moody’s Investors Service, Inc., and its successors.
“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Hedging Obligations”: as of any date, the Termination Value of any Hedging Agreement on such date.
“Net Income”: for any period, the net income (or loss) of Issuer and its Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that there shall be excluded from Net Income (to the extent otherwise included therein) (a) the income (or loss) of any Person (other than Issuer or any direct or indirect wholly-owned Subsidiary of Issuer) except that (i) Issuer or any of its direct or indirect wholly-owned Subsidiaries’ equity in the net income of any such Person for such period shall be included in such Net Income up to the aggregate amount of cash distributed by such Person during such period to Issuer or any direct or indirect wholly-owned Subsidiary thereof as a dividend or other distribution and (ii) Issuer or any of its direct or indirect wholly-owned Subsidiaries’ equity in a net loss of any such Person for such period shall be included in determining such Net Income; (b) any gain or loss realized upon any Asset Disposition; provided, that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Net Income; (c) any extraordinary gain or loss; provided, that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Net Income; (d) the cumulative effect of a change in accounting principles; (e) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of Issuer or its Subsidiaries; (f) the undistributed net income (if positive) of any direct or indirect wholly-owned Subsidiary shall be excluded in calculating such Net Income to the extent that the declaration or payment of dividends or similar distributions by such direct or indirect wholly-owned Subsidiary to Issuer or any of Issuer’s Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement (other than any Note Document), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such direct or indirect wholly-owned Subsidiary; and (g) any net after-tax income or loss for such period attributable to the early extinguishment or conversion of Debt.
“Notes”: as defined in the preamble to this Agreement.
“Note Documents”: this Agreement and the Other Agreements.
“Noteholders”: as defined in the preamble to this Agreement, and any other Person who hereafter holds the Notes.
“Noteholder Group”: with respect to any Noteholder, such Noteholder and any Affiliate of such Noteholder that holds any Notes.
“Noteholder Indemnitees”: Noteholders and their Affiliates, and their respective officers, directors, employees, agents and attorneys.
“Obligations”: all (a) principal of and premium, if any, on the Notes, (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Note Documents, and (c) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Note Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from a Note, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.
“Obligor”: Issuer and Guarantors.
“OFAC”: has the meaning specified in Section 9.1.25.
“Option Securities”: options, warrants or other rights to purchase or acquire Common Stock, as well as stock appreciation rights, phantom stock units and similar rights whose value is derived from the value of the Common Stock.
“Optional Conversion Amount”: as defined in Section 7.1.1.
“Optional Redemption Amount”: as defined in Section 5.1.2.
“Optional Redemption Date”: as defined in Section 5.1.3(a).
“Ordinary Course of Business”: the ordinary course of business of Issuer or any Subsidiary, consistent with past practices and undertaken in good faith.

“Organic Documents”: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.
“OSHA”: the Occupational Safety and Hazard Act of 1970.
“Other Agreement”: each Note, Issuer Materials, Subordination Agreement, or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to a Noteholder in connection with this Agreement or any other Note Document.
“Other Connection Taxes”: with respect to any Noteholder, Taxes imposed as a result of present or former connection between such Noteholder and the jurisdiction imposing such Taxes (other than a connection to the extent arising from such Noteholder having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Note Document, or sold or assigned an interest in any Note Document).
“Other Taxes”: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Note Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Note Document, except any such Taxes that are Other Connection Taxes pursuant to an assignment (other than an assignment under Section 13.4).
“Participant”: as defined in Section 13.2.
“Participant Register”: as defined in Section 13.6.
“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
“Payment Item”: each check, draft or other item of payment payable to Issuer.
“PBGC”: the Pension Benefit Guaranty Corporation.
“Pension Plan”: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
“Permitted Acquisition”: any Acquisition as long as (a) no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is engaged in the same or similar business of Issuer and its Subsidiaries, is located or organized within the United States, and had positive EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are incurred, assumed or result from the Acquisition, except Debt permitted under Section 10.2.1(f); (e) Issuer has demonstrated to the reasonable satisfaction of the Required Noteholders that it is in pro forma compliance with a Total Net Leverage Ratio of less than 4.50 to 1.00; and (f) Issuer delivers to Required Noteholders, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Required Noteholders, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.
“Permitted Asset Disposition”: as long as no Default or Event of Default exists and, an Asset Disposition that is (a) a disposition of Equipment that, in the aggregate during any 12-month period, has a fair market or book value (whichever is more) of $1,440,000 or less; (b) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, and could not reasonably be expected to have a Material Adverse Effect; (c) a license or sublicense (on a non-exclusive basis) of Intellectual Property in the Ordinary Course of Business at arm’s length and on market terms; (d) a discounting or forgiveness of a past due Account in the Ordinary Course of Business in connection with the collection or compromise thereof; (e) a loss of property pursuant to a casualty event or a condemnation proceeding; (f) a voluntary termination of a Hedging Agreement; (g) the abandonment of, disposal of, or failure to maintain Intellectual Property, in the Ordinary Course of Business that is, in the reasonable judgment of an Obligor, no longer used or useful or necessary in its business or the business of its Subsidiaries; (h) a lease and sublease of real property entered into by Obligors and their Subsidiaries as lessor in the Ordinary Course of Business; or (i) any other disposition approved in writing by Required Noteholders.
“Permitted Contingent Obligations”: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Note Documents, ABL Loan Documents or Second Lien Loan Documents; or (g) in an aggregate amount of $3,600,000 or less at any time.
“Permitted Investment”: any other Investment (other than an Acquisition) as long as (a) no Default or Event of Default exists or is caused thereby (b) the aggregate amount of Permitted Investments does not exceed $9,000,000 in any Fiscal Year, (c) Issuer is in pro forma compliance with a Total Net Leverage Ratio of less than 4.50 to 1.00, and (d) Issuer delivers to Required Noteholders, at least 10 Business Days prior to the Investment, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Required Noteholders, stating that the Investment is a “Permitted Investment” and demonstrating compliance with the foregoing requirements.
“Permitted Lien”: as defined in Section 10.2.2.
“Permitted Purchase Money Debt”: Purchase Money Debt of Issuer and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $14,400,000 at any time.
“Permitted Ratio Debt” means Debt incurred or assumed by Issuer and any Subsidiary if and to the extent the Total Net Leverage Ratio of Issuer for Issuer’s most recently ended Test Period preceding the date on which such Debt is incurred or assumed would have been less than 4.50 to 1.00, determined on a pro forma basis giving effect to such assumption or incurrence and the use of proceeds thereof (but without netting the proceeds of such Debt from the calculation of  Consolidated Total Net Debt); provided, that (i) immediately after the incurrence or assumption of such Debt and the use of proceeds thereof, no Default shall be continuing or result therefrom and (ii) such Debt does not mature or have scheduled amortization or payments of principal (other than customary “AHYDO catch-up payments”, customary offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the Maturity Date at the time such Debt is incurred or issued.
“Person”: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.
“Plan”: any employee benefit plan (as defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.
“Pro Rata”: with respect to any Noteholder, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Noteholder’s outstanding Notes by the aggregate amount of all outstanding Notes of all Noteholders.
“Prohibited Transaction”: as defined in Section 5.1.1.
“Prohibited Transaction Redemption Amount”: as defined in Section 5.1.1.
“Properly Contested”: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any material assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless such Lien is a Permitted Lien that is bonded and stayed to the satisfaction of the Required Noteholders; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
“Property”: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Proportionate Percentage”: means with respect to a Noteholder, a percentage expressed as a fraction the numerator of which is the sum of the aggregate number of shares of Common Stock then held by such Noteholder and the aggregate number of shares of Common Stock that the Noteholder’s Notes are then convertible into at such time, and the denominator of which is the aggregate number of shares of Common Stock then outstanding on a fully diluted basis (assuming without duplication the exercise of all Option Securities then outstanding, the conversion of all Notes then outstanding and the conversion or exchange of all Convertible Securities then outstanding, in each case in accordance with their respective terms).
“Public Offering”: means an issuance by Issuer of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any similar or successor form) filed under the 1933 Act.
“Purchase Money Debt”: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed or capital assets; (b) Debt (other than the Obligations) incurred within 30 days before or after acquisition of any fixed or capital assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

“Purchase Money Lien”: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease and proceeds thereof or a purchase money security interest under the UCC.
“Qualified Equity Interests”: of any Person means any Equity Interests of such Person that is not Disqualified Equity Interests.
“RCRA”: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
“Redemption Date”: as defined in Section 5.3.
“Redemption Payments”: as defined in Section 5.4.1.
“Reference Property”: as defined in Section 7.6.5.
“Reference Property Transaction”: as defined in Section 7.6.5.
“Refinancing Conditions”: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced and accrued and unpaid interest, premiums, fees and expenses; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Issuer taken as a whole than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.
“Refinancing Debt”: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (d), (f) or (p).
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Noteholders”: Noteholders holding in excess of 50% of the aggregate principal amount of the Notes then outstanding.
“Restricted Investment”: any Investment by Issuer or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; provided that any Investment by an Obligor in any Subsidiary that is not an Obligor does not exceed, when combined with any Debt incurred pursuant to Section 10.2.1(i), $6,000,000 at any time outstanding; (b) Cash Equivalents; (c) loans and advances permitted under Section 10.2.7; (d) Investments by any Obligor to any other Obligor; (e) Investments in any new Subsidiary created after the Closing Date that becomes an Obligor currently with such Investment; (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers, in the Ordinary Course of Business; (g) Investments in Hedging Agreement; (h) Permitted Acquisitions; (i) Permitted Investments; (j) with respect to the Cayman Islands Subsidiary, Investments for purposes of insurance claims as required in order for the Cayman Islands Subsidiary to be in compliance with Cayman Islands insurance regulations; and (k) with respect to the Foreign Subsidiary organized under the laws of India, Investments for certain information technology services rendered, together with any Investment in such Subsidiary permitted pursuant to clause (a) above, in an aggregate amount not to exceed $10,800,000 at any time outstanding.
“Restrictive Agreement”: an agreement (other than a Note Document) that conditions or restricts the right of Issuer, its Subsidiaries or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
“Royalties”: all royalties, fees, expense reimbursement and other amounts payable by Issuer under a License.
“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial LLC business, and its successors.
“SEC”: the Securities and Exchange Commission.
“Second ABL Amendment”: means that certain Second Amendment to Loan and Security Agreement dated April 29, 2014 between Issuer, Guarantors party thereto, ABL Agent and ABL Lenders.
“Second Lien Loan Agreement”: as defined in the recitals hereto.
“Second Lien Loan Documents”: the “Loan Documents” as defined in the Second Lien Loan Agreement.
“Second Lien Obligations”: the “Obligations” as defined in the Second Lien Loan Agreement.
“Sellers”: means MSN Holdco, LLC, a Delaware limited liability company, MSN Holding Company, Inc., a Delaware corporation, Medical Staffing Network Healthcare, LLC, a Delaware limited liability company, Optimal Workforce Solutions, LLC a Delaware limited liability company, in their capacities as “Sellers” under the Acquisition Agreement.
“Senior Officer”: the chairman of the board, president, chief executive officer or chief financial officer, financial manager or treasurer of Issuer or, if the context requires, any other Obligor.
“Share Delivery Date”: as defined in Section 7.5.1.
“Solvent”: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Note Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

“Specified Acquisition”: the acquisition of substantially all the assets of the Sellers (as defined in the Acquisition Agreement) by Issuer pursuant to the Acquisition Agreement.
“Specified Acquisition Agreement Representations”: the representations and warranties made by the Sellers and their subsidiaries in the Acquisition Agreement as are material to the interests of the Noteholders, but only to the extent that Issuer has the right, pursuant to the Acquisition Agreement, to terminate its obligations under the Acquisition Agreement to consummate the Specified Acquisition (or the right not to consummate the Specified Acquisition pursuant to the Acquisition Agreement) as a result of a breach of such representations and warranties.
“Spin-Off”: as defined in Section 7.6.1(c).
“Subordinated Debt”: Debt incurred by Issuer that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including amount, maturity, interest, fees, repayment, covenants and subordination) satisfactory to Required Noteholders. For the avoidance of doubt, the Note Obligations shall not be deemed Subordinated Debt.
“Subordination Agreement”: the Debt Subordination Agreement, dated as of the date hereof, among the Obligors, the Noteholders and the ABL Agent.
“Subsidiary”: any entity more than 50% of whose voting securities or Equity Interests is owned by Issuer or any combination of Obligors (including indirect ownership by Issuer through other entities in which Issuer directly or indirectly owns more than 50% of the voting securities or Equity Interests).
“Successor Issuer”: any the surviving entity (other than the Issuer) of any merger or consolidation with the Issuer.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Agent”: has the meaning provided to the term “Agent” in the Second Lien Loan Agreement.
“Termination Value”: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the foregoing clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Noteholder or any Affiliate of a Noteholder).
“Test Period”: means, for any date of determination under this Agreement, the four consecutive fiscal quarters of Issuer most recently ended as of such date of determination.
"Third ABL Amendment" means the Consent. Waiver and Third Amendment to Loan and Security Agreement dated on or about the date hereof among Issuer, Guarantors, ABL Agent and ABL Lenders.
“Thirty Day VWAP”: with respect to a security, the average of the Daily VWAP of such security for each day during a thirty (30) consecutive Trading Day period ending immediately prior to the date of determination. Unless otherwise specified, “Thirty Day VWAP” means the Thirty Day VWAP of the Common Stock.
“Total Net Leverage Ratio”: means, as to Issuer and its Subsidiaries on a consolidated basis, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) EBITDA for such Test Period.
“Trading Day”: any day on which (i) there is no Market Disruption Event and (ii) the Exchange on which the Common Stock is listed, admitted for trading or quoted is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
“Transactions” means, collectively, (a) the consummation of the Specified Acquisition, (b) the issuance of the Convertible Notes hereunder, (b) the funding of the Loans under the Second Lien Loan Agreement, (c) the entry into the Third ABL Amendment and (d) the payment of fees and expenses pursuant to the foregoing.
“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
“Treasury Rate” means, as of any prepayment date, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the third anniversary of the Closing Date; provided, that if the period from the prepayment date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trigger Event”: as defined in Section 7.6.2.
“UFTA”: as defined in Section 15.9.
“UFCA”: as defined in Section 15.9.
“Unconverted Portion Note”: as defined in Section 7.5.1.
“Unfunded Pension Liability”: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code and ERISA for the applicable plan year.
“Upstream Payment”: a Distribution by a Subsidiary of an Obligor to such Obligor.
“Working Capital” means Current Assets minus Current Liabilities, in each case, for the applicable Fiscal Year.
“Valuation Period”: as defined in Section 7.6.1(c).

“Withholding Agent”: Issuer or Required Noteholders.
Section 1.2.     Accounting Terms. Under the Note Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Issuer delivered to Noteholders before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Issuer’s certified public accountants concur in such change, the change is disclosed to Noteholders, and Section 10.3 is amended in a manner satisfactory to Required Noteholders to take into account the effects of the change.
Section 1.3.     Reserved.
Section 1.4.     Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Note Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Note Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Note Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means New York time; or (g) discretion of any Noteholder mean the sole and absolute discretion of such Person. All calculations of the funding of Notes, and payments of Obligations shall be in Dollars. Issuer shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Noteholder under any Note Documents. No provision of any Note Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Issuer’s knowledge” or words of similar import are used in any Note Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties customary to such Senior Officer’s office in the industry of Obligors. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.5.    Pro Forma Compliance with Total Net Leverage Ratio. When pro forma effect is given to any acquisition, investment or prepayment of Borrowed Money hereunder, the aggregate amount of Cash Equivalents deducted from “Consolidated Total Net Debt” pursuant to the definition thereof shall be such Cash Equivalents held by an Obligor after giving effect to the applicable acquisition, investment or prepayment of Borrowed Money, and not Cash Equivalents held by an Obligor as of the last day of the most recent Fiscal Quarter.
ARTICLE II:     NOTES

Section 2.1.     Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, Issuer hereby agrees to sell to each Noteholder, and, by its acceptance hereof, each such Noteholder agrees to purchase from Issuer for investment, on the Closing, the principal amount of Notes set forth opposite the name of such Noteholder on Schedule 2.1 hereto for the aggregate purchase price equal to ninety nine percent (99%) of the stated principal amount set forth thereon.
Section 2.2.     The Closing. The purchase and sale of the Notes will occur at a closing (the “Closing”) to be held on the Closing Date, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, or at such other date, time and/or location as may be agreed upon by the parties hereto, subject to the terms and conditions hereof, including, without limitation, the contemporaneous consummation of the Specified Acquisition and Second Lien Loan Agreement.
Section 2.3.     Payment of Purchase Price. At the Closing, against payment to Issuer by wire transfer of immediately available funds in the amounts set forth on Schedule 2.1, in accordance with the wire instructions for Issuer set forth on Schedule 2.1 or as otherwise directed by Issuer, Issuer will deliver the Notes issued in the names of the Noteholders.
Section 2.4.     Use of Proceeds The proceeds of the Notes issued hereunder shall be used by Issuer solely (a) to finance a portion of the Specified Acquisition and (b) to pay fees and transaction expenses associated with the closing of the Transactions.
ARTICLE III:     INTEREST, FEES AND CHARGES
Section 3.1.     Interest on the Notes.
3.1.1.     From and including the Closing Date, interest shall be payable on the principal amount of the Notes, and to the maximum extent permitted by Applicable Laws on any increase thereof or accrued and unpaid interest or other past due Obligations hereunder as provided below (including any Applicable Premium), at the Applicable Rate.
3.1.2.     Interest on the Notes shall accrue from day to day and shall be payable, in arrears, on (i) each Interest Payment Date; (ii) the date of any redemption in accordance with Section 5 on the amount of principal redeemed and (iii) when the Notes are otherwise due and payable, whether by acceleration or otherwise. Such interest shall be paid in cash, except that (subject to Section 3.1.3), Issuer may pay any such interest in excess of the Cash Component by capitalizing on the applicable Interest Payment Date such portion of such interest (all such accrued interest capitalized from time to time is referred to herein as “Capitalized Interest”) by adding such Capitalized Interest to the principal amount of the applicable Note.
3.1.3.     Capitalized Interest on any Note shall be deemed for all purposes under this Agreement to be principal of such Note (including with respect to the calculation of any redemption premium, with respect to the accrual of interest on any Capitalized Interest amounts and with respect to the conversion of any Notes), whether or not such Note is marked to indicate the addition of such Capitalized Interest, and interest shall begin to accrue on Capitalized Interest beginning on and including the interest payment date on which such Capitalized Interest is added to the principal amount of the related Note (including prior Capitalized Interest).
3.1.4.     Interest on the Notes shall be computed on the basis of the actual number of days elapsed over a 360-day year. In computing such interest, the date or dates of the making of the Notes shall be included and the date of payment shall be excluded. Interest in cash shall be paid by wire transfer or other same day funds to the respective account designated in writing for each Noteholder on Schedule 2.1 hereto (or such other account or address or to the attention of such other Person as the applicable Noteholder shall have specified by prior written notice to Issuer). Interest accrued on any other Obligations shall be due and payable as provided in the Note Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
3.1.5.     At any time during the continuance of any Event of Default, the Notes shall bear interest at two percent (2.00%) per annum above the rate otherwise applicable to the Notes (the “Default Rate”).
3.1.6.     Notwithstanding anything to the contrary in this Agreement, if the aggregate amount of accrued and unpaid interest (including capitalized interest) and all unpaid original issue discount on any Interest Payment Date following the fifth anniversary of the issuance of the Notes would, but for this provision, exceed an amount equal to the product of: (i) the issue price (as defined in sections 1273(b) and 1274(a) of the Code) of the Notes and (ii) the yield to maturity (interpreted in accordance with section 163(i) of the Code) of the Notes (such product, the “Maximum Accrual”), then all accrued and unpaid interest (including, if necessary, Capitalized Interest) and original issue discount on the Notes as of such Interest Payment Date in excess of an amount equal to the Maximum Accrual as of such Interest Payment Date shall be paid in cash by Issuer on such Interest Payment Date to ensure that the Notes will not be considered “applicable high yield discount obligations” subject to the rules of sections 163(e)(5) or 163(i) of the Code, and the amount of such payment shall be treated for federal income tax purposes as an amount of interest to be paid (within the meaning of section 163(i)(2)(B)(i) of the Code) under the Notes.
Section 3.2.     Maturity of the Notes. The Notes will mature on the Maturity Date. All outstanding principal (including Capitalized Interest) and all accrued interest then outstanding, and all other amounts then owing hereunder with respect to the Notes, shall be paid in full in cash on the Maturity Date.
Section 3.3.     Fees. The arrangement fee to be paid to Foros Securities LLC by the Noteholders in the amount of $687,500 shall be netted from the issuance of the Notes. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under this Section 3.3 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.
Section 3.4.     Reserved.
Section 3.5.    Reimbursement Obligations. Issuer shall reimburse Noteholders for all Extraordinary Expenses. Issuer shall also reimburse Noteholders for all accounting, appraisal, consulting, reasonable legal fees and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Note Documents, including any amendment or other modification thereof; and (b) administration of and actions relating to any Note Documents and transactions contemplated thereby. All legal, accounting and consulting fees shall be charged to Issuer by Required Noteholders’ professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that any Noteholder or any of their Affiliates may have with such professionals with respect to this or any other transaction. All amounts payable by Issuer under this Section shall be due on demand.
Section 3.6.     Maximum Interest. Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If any Noteholder shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Issuer. In determining whether the interest contracted for, charged or received by a Noteholder exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary redemptions and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
ARTICLE IV:     NOTE ADMINISTRATION
Section 4.1.     Reserved.
Section 4.2.     Reserved
Section 4.3.     Reserved.
Section 4.4.     Effect of Termination. On the Maturity Date, all remaining unpaid Obligations shall be immediately due and payable. All undertakings of Issuer contained in the Note Documents shall survive any termination, and Noteholders shall retain all of their rights and remedies under the Note Documents until Full Payment of the Obligations. Sections 5.9, 5.10, 14.2, 14.14 and this Section, and the obligation of each Obligor and Noteholder with respect to each indemnity given by it in any Note Document, shall survive Full Payment of the Obligations and any release relating to the Notes or this Agreement.
ARTICLE V:     PAYMENTS
Section 5.1.     Optional Redemption.
5.1.1.    On or prior to the third anniversary of the Closing Date, if (w) Issuer proposes to enter into a merger or consolidation that will result in a Change of Control or Issuer proposes to enter into an acquisition or an asset disposition that is not permitted under this Agreement (any such merger, consolidation, acquisition or asset disposition, a “Prohibited Transaction”), (x) Issuer has requested in writing that the Required Noteholders provide a written consent or waiver to permit such Prohibited Transaction, (y) Required Noteholders have not provided such written consent or waiver within ten (10) Business Days following request therefor from Issuer and (z) Issuer has provided at least thirty (30) days prior written notice (together with definitive executed documentation with respect to such Prohibited Transaction) to the Noteholders by 12:00 noon (New York City time), then Issuer may redeem all (but not less than all) of the Notes, on the date such Prohibited Transaction is consummated, at a price in cash (the “Prohibited Transaction Redemption Amount”) equal to the greater of (i) the sum of (a) the amount of principal of the Notes outstanding, plus (b) the accrued but unpaid interest on such outstanding Notes, if any, to the date of the redemption, plus (c) the Make-Whole Amount and (ii) the sum of (a) the Thirty Day VWAP multiplied by the number of shares of Common Stock into which the redeemed Notes are then convertible pursuant to this Agreement and (b) the accrued and unpaid interest on the Notes.
5.1.2.    Following the third anniversary of the Closing Date, Issuer may redeem the Notes on any Business Day, in an aggregate minimum per payment amount of $1,000,000 and in integral multiples of $1,000,000 in excess of $1,000,000, or, in each case such lesser amount as is then outstanding, at any time upon five (5) Business Days prior written notice given to the Noteholders by 12:00 noon (New York City time), at a price in cash (the “Optional Redemption Amount”) equal to (a) the amount of principal of the Notes to be redeemed, plus (b) the accrued but unpaid interest on the principal amount so redeemed, if any, to the date set for redemption, plus (c) a redemption fee equal to the principal amount of the Notes so redeemed multiplied by 15% (the “Applicable Premium”).

5.1.3.     If Issuer elects to redeem any of the Notes pursuant to this Section 5.1, the written notice to be delivered by Issuer to each Noteholder of such Notes pursuant to Section 5.1.1 or Section 5.1.2 shall include:
(a)    the date of such redemption (the “Optional Redemption Date”);
(b)    such Noteholder’s Prohibited Transaction Redemption Amount or Optional Redemption Amount;
(c)    that on the Optional Redemption Date, if the Noteholder has not previously elected to convert the applicable Notes into Common Stock, such Notes shall automatically and without further action by the Noteholder thereof (and whether or such Notes are surrendered) be redeemed for such Noteholder’s Prohibited Transaction Redemption Amount or Optional Redemption Amount;
(d)    that payment of the Prohibited Transaction Redemption Amount or Optional Redemption Amount will be made to the Noteholder on the Redemption Date to the account specified by such Noteholder to Issuer in writing;
(e)    that the Noteholder’s right to elect to convert any Notes that Issuer has elected to redeem pursuant to Section 5.1.1 or Section 5.1.2 will end at 5:00 p.m. (New York City time) on the Business Day immediately preceding the Optional Redemption Date; and
(f)    the number of shares of Common Stock and the amount of cash, if any, that a Noteholder would receive upon conversion of such Notes if a Noteholder elects to convert such Notes prior to the Optional Redemption Date.
Section 5.2.     Offer to Purchase.
5.2.1.     If a Change of Control occurs, each Noteholder shall have the right to require Issuer to redeem its Notes pursuant to a Change of Control Offer, which Change of Control Offer shall be made by Issuer in accordance with Section 5.2.2. In such Change of Control Offer, Issuer will offer to redeem all of the Notes at a price in cash (the “Change of Control Payment Amount”) equal to (a) the entire outstanding principal amount of the Notes, plus (b) the accrued but unpaid interest thereto, plus (c) a redemption fee equal to 1% of the outstanding principal amount of the Notes.
5.2.2.     Within ten (10) days following the date on which a Change of Control occurs, Issuer will mail a notice (a “Change of Control Offer”) to each Noteholder describing the transaction or transactions that constituted such Change of Control and offering to redeem the Notes of each Noteholder on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than thirty (10) days and no later than thirty (30) days from the date such notice is mailed. In addition, such Change of Control Offer shall further state:
(a)    the payment to be made to such Noteholder (such Noteholder’s “Change of Control Payment”) if all of such Noteholder’s Notes were redeemed;
(b)    that the Noteholder may elect to have all or any portion of its Notes redeemed pursuant to the Change of Control Offer;
(c)    that any Notes to be redeemed must be surrendered for the Change of Control Payment at the office of Issuer or any redemption agent selected by Issuer therefor together with any written instrument or instructions of transfer or other documents and endorsements reasonably acceptable to the redemption agent or Issuer, as applicable (if reasonably required by the redemption agent or Issuer, as applicable);
(d)    that, upon a Noteholder’s compliance with clause (c), the Change of Control Payment will be made to the Noteholder on the Change of Control Payment Date to the accounts specified by such Noteholder to Issuer in writing;
(e)    the date and time by which the Noteholder must make its election; and
(f)    that any Noteholder may withdraw its election notice with respect to all or a portion of their Notes at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Change of Control Payment Date.
5.2.3.     On the Change of Control Payment Date, Issuer will:
(a)    accept for payment all Notes validly tendered pursuant to the Change of Control Offer; and
(b)    make a Change of Control Payment to each Noteholder that validly tendered Change of Control Redemption Notes pursuant to the Change of Control Offer.
5.2.4.     If at any time prior to consummation of a transaction that would constitute a Change of Control, Issuer has publicly announced (whether by press release, SEC filing or otherwise) such transaction or prospective transaction or the entry by Issuer into any definitive agreement with respect thereto, Issuer shall, within five (5) Business Days of the issuance of such public announcement, deliver a written notice to each Noteholder notifying them of the same and the anticipated date of consummation of such transaction.
5.2.5.     Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer and makes all required Change of Control Payments in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by Issuer and purchases all Notes validly tendered under such Change of Control Offer.
5.2.6.     A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
Section 5.3.    Conversions Before Redemption Dates. Notwithstanding anything in this Article V to the contrary, each Noteholder shall retain the right to elect to convert any Notes to be redeemed at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding any Optional Redemption Date or Change of Control Redemption Date, as applicable (a “Redemption Date”). Any Notes or portions thereof that a Noteholder elects to convert prior to the Redemption Date shall not be redeemed pursuant to this Article V.
Section 5.4.     Mechanics of Redemption.
5.4.1.     Issuer (or a redemption agent on behalf of Issuer, as applicable) shall make payment of the Optional Redemption Amounts or Change of Control Payments, as applicable (the “Redemption Payments”), on the Redemption Date or the required payment date therefor upon surrender of the Notes to be redeemed and receipt of any written instrument or instructions of transfer or other documents and endorsements reasonably acceptable to the redemption agent or Issuer, as applicable, to the extent required by Sections 5.1 and 5.2; provided that, if such Notes are lost, stolen or destroyed, Issuer may require an affidavit certifying to such effect and, if requested, an agreement indemnifying Issuer from any losses incurred in connection therewith, in each case, in form and substance reasonably satisfactory to Issuer, from such Noteholder prior to paying such amounts.
5.4.2.     Following any redemption of Notes on any Redemption Date, the Notes or portions thereof so redeemed will no longer be deemed to be outstanding and all rights of the Noteholder thereof shall cease, including the right to receive interest; provided, however, that any rights of Noteholders pursuant to this Agreement that by their terms survive redemption of the Notes and, for the avoidance of doubt, any rights that survive pursuant to any of the Other Agreements, shall survive in accordance with their terms. The foregoing notwithstanding, in the event that a Note is not redeemed by Issuer when required, such Note will remain outstanding and will continue to be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of interest and the conversion rights) as provided herein.
Section 5.5.     General Payment Provisions.
5.5.1.    All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Note Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day.
5.5.2.     If all or any portion of the Notes are redeemed, repaid or prepaid prior to the Maturity Date for any reason (including, without limitation, in the event of termination of this Agreement, acceleration of the Notes in accordance with Section 11.2(a) or in connection with any restructure, reorganization, or compromise of the Obligations by the confirmation of a plan or reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding), then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Noteholders or profits lost by the Noteholders as a result of such redemption, repayment or prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Noteholders, Issuer shall pay to Noteholders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the greater of (i) the sum of (a) the amount of principal of the Notes redeemed, repaid or prepaid, plus (b) the accrued but unpaid interest on the principal amount so redeemed, repaid or prepaid, if any, to the date of the redemption, repayment or prepayment, plus (c) if prior to the third anniversary of the Closing Date, the Make-Whole Amount and if on or after the third anniversary of the Closing Date, 15% of the amount of principal of the Notes redeemed, repaid or prepaid and (ii) the sum of (a) the Thirty Day VWAP multiplied by the number of shares of Common Stock that the redeemed Notes are then convertible into pursuant to this Agreement and (b) the accrued and unpaid interest on the Notes.
Section 5.6.     Set Aside. If any payment by or on behalf of Issuer is made to any Noteholder, or any Noteholder exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Noteholder in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
Section 5.7.     Post-Default Allocation of Payments.
5.7.1.     Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, setoff or otherwise, shall be allocated as follows:
(a)    first, to all costs and expenses, including Extraordinary Expenses, owing to Noteholders;
(b)    second, to all Obligations constituting fees;
(c)    third, to all Obligations constituting interest; and
(d)    last, to all other Obligations.
Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. This Section is not for the benefit of or enforceable by any Obligor.

5.7.2.     Erroneous Application. Noteholders shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Noteholder or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Noteholder, such Noteholder hereby agrees to return it).
Section 5.8.     Reserved.
Section 5.9.     Taxes.
5.9.1.     Payments Free of Taxes. All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes, except as required by Applicable Law. If Applicable Law requires any Obligor (as determined in the reasonable discretion of such Obligor) or Noteholder (as determined in the reasonable discretion of Noteholder) to withhold or deduct any Tax (including backup withholding or withholding Tax), such Obligor or Required Noteholders shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Issuer shall be increased so that Noteholder, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Issuer shall timely pay all Other Taxes to the relevant Governmental Authorities.
5.9.2.     Payment. Issuer shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Noteholders for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor, or paid by any Noteholder, with respect to any Obligations or Note Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto. A certificate as to the amount of any such payment or liability delivered to Issuer by a Noteholder, shall be conclusive, absent manifest error. As soon as practicable after any payment of Taxes by Issuer, Issuer shall deliver to Noteholder a receipt from the Governmental Authority or other evidence of payment satisfactory to Noteholder.
Section 5.10.     Noteholder Tax Information.
5.10.1.     Status of Noteholders. Each Noteholder shall deliver documentation and information to Required Noteholders and Issuer, at the times and in form required by Applicable Law or reasonably requested by Required Noteholders or Issuer, sufficient to permit Required Noteholders or Issuer to determine (a) whether or not payments made with respect to Obligations are subject to Taxes or information reporting requirements, (b) if applicable, the required rate of withholding or deduction, and (c) such Noteholder’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Noteholder’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.10.2 below) shall not be required if in the Noteholder’s reasonable judgment, such completion, execution or submission would subject such Noteholder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Noteholder.
5.10.2.     Documentation. If Issuer is resident for tax purposes in the United States, any Noteholder that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Required Noteholders and Issuer two executed originals of IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Required Noteholders or Issuer to determine whether such Noteholder is subject to backup withholding or information reporting requirements. If any Foreign Noteholder is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Required Noteholders and Issuer, on or prior to the date on which it becomes a Noteholder hereunder (and from time to time thereafter upon request by Required Noteholders or Issuer, but only if such Foreign Noteholder is legally entitled to do so), (a) two executed originals of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) two executed originals of IRS Form W-8ECI; (c) in the case of a Foreign Noteholder claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, two executed originals of IRS Form W-8BEN and a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Noteholder is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); or (d) two executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Noteholder is a partnership and one or more direct or indirect partners of such Foreign Noteholder are claiming the portfolio interest exemption, such Foreign Noteholder may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner. For the avoidance of doubt, if, as a result of a Change in Law, a Foreign Noteholder is no longer legally able to provide documentation with respect to an exemption from or a reduction of withholding tax, such Foreign Noteholder will be treated as complying with this Section 5.10.2 and such inability will not affect the Foreign Noteholder’s rights under Section 5.10. If a payment made to a Noteholder under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Noteholder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Noteholder shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Noteholder has complied with such Noteholder’s obligations under FATCA, applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable) or to determine the amount to deduct and withhold from such payment.
5.10.3.     Noteholder Obligations. Each Noteholder agrees that if any form or certificate it previously delivered pursuant to Section 5.10.2 expires or becomes obsolete in any respect, it shall promptly notify Issuer of such obsolescence or inaccuracy and promptly as practically possible (and in any event prior to the next payment under the Note Documents) update such form or certification or promptly notify Issuer in writing of its legal inability to do so. Each Noteholder shall severally indemnify, hold harmless, and reimburse (within 10 days after demand therefor) Issuer for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against Issuer by any Governmental Authority due to such Noteholder’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.
5.10.4.    Treatment of Certain Refunds. If any Noteholder determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Issuer or with respect to which Issuer has paid additional amounts pursuant to this Section, it shall promptly pay to Issuer an amount equal to such refund but only to the extent of indemnity payments made, or additional amounts paid, by Issuer under Section 5.9 with respect to the Taxes giving rise to such refund, plus any interest included in such refund by the relevant Governmental Authority attributable thereto, net of all reasonable out-of-pocket expenses of such Noteholder, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund): provided, that Issuer, upon the request of such Noteholder, agrees to repay promptly the amount paid over to Issuer to such Noteholder in the event such Noteholder is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Noteholder to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Issuer or any other Person.
ARTICLE VI:     CONDITIONS PRECEDENT
Section 6.1.     Conditions Precedent to Notes. Noteholders shall not be required to purchase any Notes until the date (“Closing Date”) that each of the following conditions has been satisfied:
6.1.1.     Note Documents. This Agreement and the other Note Documents shall be in form and substance reasonably satisfactory to Noteholders, and shall have been duly executed by each Obligor that is to be a party thereto.
6.1.2.     ABL Loan Agreement; Subordination Agreement. Noteholders shall have received a true and correct copy of the Third ABL Amendment, which Third ABL Amendment shall be in form and substance reasonably satisfactory to the Noteholders. Other than the First ABL Amendment, the Second ABL Amendment, the Third ABL Amendment and any other amendment or waiver delivered to the Agent prior to the Closing Date, the ABL Loan Agreement and the other “Loan Documents” (as defined therein) shall not have been amended or waived (other than as set forth in the preceding sentence), and no consents shall have been given with respect thereto without the consent of the Required Noteholders. The Noteholders shall have received a copy of the Subordination Agreement, in form and substance reasonably satisfactory to the Noteholders, duly executed by ABL Agent.

6.1.3.     Acquisition Agreement. The Specified Acquisition shall have been consummated, or shall be consummated substantially concurrently with the issuance of the Notes (in accordance with the Acquisition Agreement). The Acquisition Agreement shall not have been amended or modified, and no consents or waivers shall have been given by Issuer or any of its Subsidiaries with respect thereto, in a manner materially adverse to the Noteholders without the consent of the Required Noteholders.
6.1.4.     Other Debt. None of Issuer nor any of its Subsidiaries shall have any third party Debt for Borrowed Money other than the Term Loans, the Note Obligations, ABL Obligations, ordinary course Capital Leases and Purchase Money Debt, and other Debt expressly permitted to remain outstanding and set forth in the Acquisition Agreement.
6.1.5.     Reserved.
6.1.6.     Officer’s Certificates. Noteholders shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of Issuer certifying that, after giving effect to the Notes and transactions hereunder, (i) no Default or Event of Default exists; (ii) the representations and warranties set forth in Article IX are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects); and (iii) the conditions set forth in Sections 6.1.2, 6.1.3, 6.1.4, 6.1.13 and 6.1.17 have been satisfied.
6.1.7.     Resolutions, Organizational Documents, Incumbency Certificate. Noteholders shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Note Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Notes; (iii) to the title, name and signature of each Person authorized to sign the Note Documents; and (iv) the good standing of each such Obligor in such Obligor’s jurisdiction of formation. Noteholders may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.
6.1.8.     Legal Opinion. Noteholders shall have received a written opinion of Proskauer Rose LLP in form and substance reasonably satisfactory to Noteholders.
6.1.9.     Charters, Good Standing Certificates. Noteholders shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Noteholders shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.
6.1.10.     Reserved.
6.1.11.     Financial Statements. Noteholders shall have received (A) audited consolidated balance sheets and related statements of operations, statement of income, changes in member’s equity (deficit) and cash flows of the Sellers for the fiscal years ended December 25, 2011, December 30, 2012 and December 31, 2013, (B) unaudited consolidated balance sheets and related statements of operations, statement of income, changes in member’s equity (deficit) and cash flows of the Sellers for each subsequent month (other than the last month of a fiscal year) ended at least 30 days prior to the Closing Date and (C) pro forma consolidated balance sheet and related pro forma consolidated statement of income as of and for the twelve-month period ending on the last day of the most recently completed four-Fiscal Quarter period, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income).
6.1.12.     Representations and Warranties. Each of the representations and warranties made by any Obligor in or pursuant to the Note Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date).
6.1.13.     Specified Acquisition Agreement Representations. The Specified Acquisition Agreement Representations shall be true and correct in all material respects, but only to the extent that Issuer has the right, pursuant to the Acquisition Agreement, to terminate its obligations under the Acquisition Agreement to consummate the Specified Acquisition (or the right not to consummate the Specified Acquisition pursuant to the Acquisition Agreement) as a result of a breach of such Specified Acquisition Agreement Representations.
6.1.14.     Fees and Expenses. Issuer shall have paid all fees and expenses to be paid to Noteholders on the Closing Date under this Agreement, to the extent invoiced at least three (3) Business Days prior to the Closing Date, except as otherwise reasonably agreed by Issuer.
6.1.15.     Solvency Certificate. Noteholders shall have received a Solvency Certificate, substantially in the form set forth in Exhibit F from the chief financial officer or chief accounting officer or other officer with equivalent duties of Issuer.
6.1.16.     USA PATRIOT Act. Noteholders shall have received, at least three (3) Business Days in advance of the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case, to the extent requested in writing to Issuer at least five (5) Business Days in advance of the Closing Date.
6.1.17.     SEC Filings. (i) Since December 31, 2012, Issuer shall have filed with the SEC all material reports, schedules, statements and other documents (the “Issuer SEC Documents”) required to be filed by Issuer with the SEC pursuant to the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “1933 Act”) and the Exchange Act, (ii) as of their respective dates, the Issuer SEC Documents shall have complied in all material respects with the requirements of the 1933 Act and the Exchange Act and none of the Issuer SEC Documents shall have contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (after giving effect to all supplements and updates thereto made prior to June 2, 2014) and (iii) from June 2, 2014 through the Closing Date, (A) neither Issuer nor any of its Subsidiaries shall have issued any equity securities (or options, warrants or other rights, securities or Debt that are convertible into or exercisable or exchangeable for equity securities), other than (i) the issuance by Issuer of shares of common stock in connection with the exercise of stock options outstanding on June 2, 2014 and (ii) any equity securities (or options, warrants or other rights or securities) permitted to be issued under the Issuer’s 2014 Omnibus Incentive Plan, (B) Issuer shall not have declared or made any dividend or distribution of cash, securities or other property to stockholders or redeemed any Equity Interests (other than repurchases in the ordinary course in accordance with, and subject to the current limitations of, Issuer’s stock repurchase program as in existence on June 2, 2014) and (C) Issuer shall not have given effect to any stock split or combination, stock dividend, merger, consolidation, reclassification or similar event or any other event that would customarily give rise to an adjustment to the conversion price of a convertible security.
ARTICLE VII:     CONVERSION
Each Note is convertible into shares of Common Stock as provided in this Article VII.
Section 7.1.     Conversion at the Option of the Noteholders
7.1.1.     Each Noteholder is entitled to convert, at any time and from time to time, at the option and election of such Noteholder, all or any portion of the outstanding and unpaid principal of the Notes owned by such Noteholder (such amount, the “Optional Conversion Amount”), and receive therefor the property described in Section 7.3 upon such conversion and, subject to Section 7.2.3, accrued but unpaid interest thereon.
7.1.2.     In connection with any conversion of the Notes pursuant to Section 7.1.1, the Noteholder must surrender to Issuer the Notes it wishes to convert, whether in whole or in part, together with (x) written notice to Issuer that such Noteholder elects to convert all or part of the Notes as specified therein pursuant to Section 7.1.1 and (y) a written instrument or instructions of transfer or other documents and endorsements reasonably acceptable to Issuer (if reasonably required by Issuer).
7.1.3.     Except as provided in Section 7.2, the date Issuer receives such Notes, together with such notice and any other documents required to be delivered by the Noteholder pursuant to this Article VII, will be the date of conversion (the “Conversion Date”).
Section 7.2.     Conversion at the Option of Issuer.
7.2.1.     On and after the third (3rd) anniversary of the Closing Date, within five (5) Business Days of any day (the “Forced Conversion Trigger Date”) on which the Issuer Conversion Conditions are satisfied from time to time, Issuer shall have the right, at its option, to cause all (but not less than all) of the outstanding and unpaid principal of the Notes (such amount, the “Forced Conversion Amount”), to be automatically converted into the property described in Section 7.3 and, subject to Section 7.3.2, accrued but unpaid interest thereon.
7.2.2.     To exercise its conversion rights under this Section 7.2, Issuer shall provide the Noteholders with a written notice, which notice shall specify that Issuer is exercising the option contemplated by this Section 7.2, the Forced Conversion Trigger Date and the Conversion Date on which the conversion shall occur (which Conversion Date shall be not less than ten (10) Business Days following the date such notice is provided to the Noteholders).
7.2.3.     Notwithstanding anything to the contrary contained in this Agreement, (x) the Noteholders shall continue to have the right to convert their Notes or portions thereof pursuant to Section 7.1 until and through the Conversion Date contemplated in this Section 7.2 and (y) if any Notes or portions thereof are converted pursuant to Section 7.1, such Note or portions thereof shall no longer be converted pursuant to this Section 7.2 and Issuer’s notice delivered to the Noteholders pursuant to this Section 7.2 shall automatically terminate with respect to such Notes or portions thereof.
Section 7.3.     Consideration Received Upon Conversion.

7.3.1.     Upon any conversion of the Notes pursuant to Section 7.1 or 7.2 (such Notes to be converted, the “Conversion Notes”), the Noteholder owning such Conversion Notes shall receive in exchange for the applicable Conversion Amount thereof a number of shares of Common Stock equal to the amount determined by dividing (i) such Conversion Amount by (ii) the Conversion Price in effect at the time of conversion.
7.3.2.     Upon any conversion of the Notes pursuant to Section 7.1 or 7.2, all accrued and unpaid interest in relation to the Conversion Amount thereof that is being converted shall be due and payable in cash by Issuer to such Noteholder on the relevant Share Delivery Date; provided that, to the extent Issuer is prohibited by law or by contract from paying such amount in cash, then Issuer shall provide written notice to the applicable Noteholder of such inability to pay, and at the written election of the Noteholder (which written election shall be delivered to Issuer within five (5) Business Days of receipt of such written notice from Issuer), Issuer shall either pay such amount as soon as payment in cash is no longer so prohibited or issue Common Stock in the manner specified in Section 7.3.1 as if the amount of such accrued but unpaid interest were added to the principal and included in the Conversion Amount. If such interest is not paid by Issuer on the Share Delivery Date, then such unpaid interest shall be deemed as a debt due by Issuer to the Noteholder which shall be payable as interest on demand and which will bear interest at the Default Rate from the date such interest was due and payable to the date when such interest is paid in full together with interest thereon to the Noteholder.
7.3.3.     Notwithstanding the foregoing, in the event any Noteholder would be required to file any Notification and Report Form pursuant to the HSR Act as a result of the conversion of any Conversion Notes into the property described above in this Section 7.3, at the option of such Noteholder upon written notice to Issuer, the effectiveness of such conversion shall be delayed (only to the extent necessary to avoid a violation of the HSR Act), until such Noteholder shall have made such filing under the HSR Act and the applicable waiting period shall have expired or been terminated; provided, however, that in such circumstances such Noteholder shall use commercially reasonable efforts to make such filing and obtain the expiration or termination of such waiting period as promptly as reasonably practical and Issuer shall make all required filings and reasonably cooperate with and assist such Noteholder in connection with the making of such filing and obtaining the expiration or termination of such waiting period and shall be reimbursed by such Noteholder for any reasonable and documented out-of-pocket costs incurred by Issuer in connection with such filings and cooperation. Notwithstanding the foregoing, if the conversion of any Conversion Notes is delayed pursuant to the preceding sentence at a time when Issuer desires to exercise its right to convert Conversion Notes pursuant to Section 7.2, from and after the date of the conversion contemplated by Section 7.2, such Conversion Notes not then converted shall have no rights, powers, preferences or privileges other than the rights provided by this paragraph and the right to (i) continue to receive interest pursuant to this Agreement until the effectiveness of such conversion and (ii) convert into Common Stock if and when such Noteholder shall have made such filing under the HSR Act and the waiting period in connection with such filing under the HSR Act shall have expired or been terminated, and receive cash for accrued and unpaid interest in accordance with Section 7.3.2.
Section 7.4.     Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Conversion Notes. In lieu of fractional shares, Issuer shall pay cash in respect of each fractional share equal to such fractional amount multiplied by the Thirty Day VWAP as of the closing of business on the Business Day immediately preceding the Conversion Date. If more than one Conversion Note is being converted at one time by the same Noteholder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate Conversion Amount converted by such Noteholder at such time.

Section 7.5.     Mechanics of Conversion.
7.5.1.     As soon as reasonably practicable after the Conversion Date (and in any event within four (4) Business Days after such date, such date being the “Share Delivery Date”), Issuer shall issue and deliver to the applicable Noteholder one or more certificates for the number of shares of Common Stock to which such Noteholder is entitled, together with, at the option of the Noteholder, a check or wire transfer of immediately available funds for payment of fractional shares and any payment required by Section 7.3 in exchange for the converted Conversion Notes. Such conversion will be deemed to have been made on the Conversion Date, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock beginning on such date. The delivery of the Common Stock upon conversion of Conversion Notes shall be made, at the option of the applicable Noteholder, in certificated form or by book-entry. Any such certificate or certificates shall be delivered by Issuer to the appropriate Noteholder on a book-entry basis or by mailing certificates evidencing the shares to such Noteholder at its address as set forth in Section 14.3. In cases where a portion of a Note is to be converted, a new Note (the “Unconverted Portion Note”) shall be issued for the unconverted portion of the outstanding and unpaid principal of such Note. Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of an Unconverted Portion Note to the converting Noteholder.
7.5.2.     From and after the Conversion Date, the Conversion Notes converted on such date will no longer be deemed to be outstanding and all rights of the Noteholder thereof including the right to receive interest, but excluding the right to receive from Issuer the Common Stock or any cash payment upon conversion, and except for any rights of Noteholders pursuant to this Agreement which by their express terms continue following conversion or, for the avoidance of doubt, rights which by their express terms continue following conversion pursuant to any of the Other Agreements shall immediately and automatically cease and terminate with respect to such Notes or portions thereof; provided that, in the event that a Conversion Note is not converted in full due to a default by Issuer or because Issuer is otherwise unable to issue the requisite shares of Common Stock, such Conversion Note will, without prejudice to any other remedy at law or in equity any Noteholder may have as a result of such default, remain outstanding and will continue be entitled to all of the rights attendant to such Conversion Note as provided herein.
Section 7.6.     Adjustments to Conversion Price.
7.6.1.     The Conversion Price shall be subject to the following adjustments:
(a)    Common Stock Dividends or Distributions. If Issuer issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if Issuer effects a share split or share combination with respect to shares of Common Stock, the Conversion Price will be adjusted based on the following formula:
where,
CP0 =    the Conversion Price in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CP1 =    the Conversion Price in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
OS0 =    the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and
OS1 =    the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.
Any adjustment made under this Section 7.6.1(a) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 7.6.1(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 7.6.1(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Price that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
(b)    Rights, Options or Warrants on Common Stock. If Issuer distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Price will be adjusted based on the following formula:
where,
CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Date for such distribution;
CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Date for such distribution;
OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;
X = the number of shares of Common Stock equal to the aggregate price payable to exercise all such rights, options or warrants divided by the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

Y = the total number of shares of Common Stock issuable pursuant to all such rights, options or warrants.
Any adjustment made under this Section 7.6.1(b) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that shares of Common Stock are not delivered prior to the expiration of such rights, options or warrants, the Conversion Price shall be readjusted following the expiration of such rights to the Conversion Price that would then be in effect had the decrease in the Conversion Price with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to make such distribution, to the Conversion Price that would then be in effect if such distribution had not occurred.
In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Daily VWAP for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the fair market value of such consideration, if other than cash, to be reasonably determined by the Board in good faith.
(c)    Distributed Property. If Issuer distributes to all or substantially all holders of its Common Stock, shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 7.6.1(a) or 7.6.1(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.6.1(f), and (iii) Spin-Offs to which the provisions set forth in the latter portion of this Section 7.6.1(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”) then, the Conversion Price will be adjusted based on the following formula:
where,
CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Date for such distribution;
CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Date for such distribution;
SP0 = the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Ex-Date for such distribution; and
FMV = the fair market value, as determined by the Board, of the portion of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the open of Business on the Ex-Date for such distribution.

With respect to an adjustment pursuant to this Section 7.6.1(c) where there has been a payment of a dividend or other distribution on the Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of Issuer, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on an Exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:
where,
CP0 = the Conversion Price in effect immediately prior to the open of business on the last Trading Day of the Valuation Period (as defined below);
CP1 = the Conversion Price in effect immediately after the open of business on the last Trading Day of the Valuation Period;
FMV0 = the average of the Daily VWAP of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading Day period immediately following, and including, the Ex-Date for a Spin-Off (the “Valuation Period”); and
MP0 = the average Daily VWAP of the Common Stock over the Valuation Period.
The adjustment to the Conversion Price under the preceding paragraph of this Section 7.6.1(c) will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex−Date for the Spin−Off. For purposes of determining the Conversion Price, in respect of any conversion during the ten (10) consecutive Trading Days commencing on the Ex-Date for any Spin−Off, references within the portion of this Section 7.6.1(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex−Date for such Spin−Off to, but excluding, the relevant Conversion Date.
(d)    Tender Offer or Exchange Offer Payments. If Issuer or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, if the aggregate value of all cash and any other consideration included in the payment per share of Common Stock (as reasonably determined in good faith by the Board) exceeds the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date on which such tender offer or exchange offer expires, the Conversion Price will be decreased based on the following formula:
where,
CP1 = the Conversion Price in effect immediately after the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CP0 = the Conversion Price in effect immediately prior to the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
SP1 = the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as reasonably determined in good faith by the Board) paid or payable for shares purchased in such tender or exchange offer; and
OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares).
The adjustment to the Conversion Price under this Section 7.6.1(d) will occur at the close of business on the tenth (10th) Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Price, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this Section 7.6.1(d) to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.
(e)    Cash Dividends. If, after the date hereof, Issuer distributes to all or substantially all holders of its Common Stock any dividends payable in cash, the Conversion Price shall be adjusted in accordance with the formula:
where,
CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Date for such dividend;
CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Date for such dividend;
SP = the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Ex-Date for such dividend; and
C = the amount in cash per share Issuer distributes to holders of Common Stock.
The adjustment to the Conversion Price under this Section 7.6.1(e) shall become effective immediately after the open of business on the Ex-Date with respect to the distribution.

(f)    Common Stock Issued at Less than Conversion Price. If, after the Closing Date, Issuer issues or sells any Common Stock (or Option Securities or Convertible Securities), other than Excluded Stock, for no consideration or for consideration per share less than the Conversion Price in effect as of the date of such issuance or sale, the Conversion Price in effect immediately prior to each such issuance or sale will (except as provided below) be adjusted at the time of such issuance or sale based on the following formula:
where,
CP1 = the Conversion Price in effect immediately following such issuance or sale;
CP0 = the Conversion Price in effect immediately prior to such issuance or sale;
OS0 = the number of shares of Common Stock outstanding immediately prior to such issuance or sale;
X = the number of shares of Common Stock that the aggregate consideration received by Issuer for the number of shares of Common Stock so issued or sold would purchase at a price per share equal to CP0; and
Y = the number of additional shares of Common Stock so issued or sold;
provided, however, that (i) in the case of an issuance of Common Stock pursuant to a Public Offering that is consummated on or before the date that is one hundred fifty (150) days following the Closing Date, no adjustment shall be made to the Conversion Price pursuant to this Section 7.6.1(f) to the extent that the price to the public is at least $5.00 per share of Common Stock (subject to proportional adjustment for any stock split, stock dividend, recapitalization, reverse stock split or other similar event with respect to the Common Stock).
For the purposes of any adjustment of the Conversion Price pursuant to this Section 7.6.1(f), the following provisions shall be applicable:
1.    In the case of the issuance of Common Stock for cash, the amount of the consideration received by Issuer shall be deemed to be the amount of the cash proceeds received by Issuer for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by Issuer for any underwriting or otherwise in connection with the issuance and sale thereof.
2.    In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of Capital Stock or other securities of Issuer) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board in good faith.

3.    In the case of (A) the issuance of Option Securities (whether or not at the time exercisable) or (B) the issuance of Convertible Securities (whether or not at the time so convertible or exchangeable):
(i) the issuance of Option Securities shall be deemed the issuance of all shares of Common Stock deliverable upon the exercise of such Option Securities;
(ii) such Option Securities shall be deemed to be issued for a consideration equal to the value of the consideration (determined in the manner provided in Sections 7.6.1(f)(1) and (2)), if any, received by Issuer for such Option Securities, plus the exercise price, strike price or purchase price provided in such Option Securities for the Common Stock covered thereby;
(iii) the issuance of Convertible Securities shall be deemed the issuance of all shares of Common Stock deliverable upon conversion of, or in exchange for, such Convertible Securities;
(iv) such Convertible Securities shall be deemed to be issued for a consideration equal to the value of the consideration (determined in the manner provided in Sections 7.6.1(f)(1) and (2)), if any, received by Issuer for such Convertible Securities, plus the value of the additional consideration (determined in the manner provided in Sections 7.6.1(f)(1) and (2)) to be received by Issuer upon the conversion or exchange of such Convertible Securities, if any;
(v) upon any change in the number of shares of Common Stock deliverable upon exercise of any Option Securities or Convertible Securities or upon any change in the consideration to be received by Issuer upon the exercise, conversion or exchange of such securities, the Conversion Price then in effect shall be readjusted to such Conversion Price as would have been in effect had such change been in effect, with respect to any Option Securities or Convertible Securities outstanding at the time of the change, at the time such Option Securities or Convertible Securities originally were issued;
(vi) upon the expiration or cancellation of Option Securities (without exercise), or the termination of the conversion or exchange rights of Convertible Securities (without conversion or exchange), if the Conversion Price shall have been adjusted upon the issuance of such expiring, canceled or terminated securities, the Conversion Price shall be readjusted to such Conversion Price as would have been obtained if, at the time of the original issuance of such Option Securities or Convertible Securities, the expired, canceled or terminated Option Securities or Convertible Securities, as applicable, had not been issued;
(vii) if the Conversion Price shall have been fully adjusted upon the issuance of any Option Securities or Convertible Securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof; and
(viii) if any issuance of Common Stock, Option Securities or Convertible Securities would also require an adjustment pursuant to any other adjustment provision of this

Section 7.6.1, then only the adjustment most favorable to the Noteholders shall be made.
7.6.2.     If Issuer issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events (each, a “Trigger Event”), then the Conversion Price will not be adjusted pursuant to Section 7.6.1(b) until the earliest Trigger Event occurs, and the Conversion Price shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire (provided, however, that, for the avoidance of doubt, if such Trigger Event would require an adjustment pursuant to Section 7.6.1(f), such adjustment pursuant to Section 7.6.1(f) shall be made at the time of issuance of such rights, options or warrants in accordance with such Section).
7.6.3.     Notwithstanding anything in this Section 7.6 to the contrary, if a Conversion Price adjustment becomes effective pursuant to any of Section 7.6.1(a), (b), (c), (d) or (e) on any Ex-Date as described above, and a Noteholder that converts its Notes or portions thereof on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Date and participate on an adjusted basis in the related dividend, distribution or other event giving rise to such adjustment, then, notwithstanding the foregoing Conversion Price adjustment provisions, the Conversion Price adjustment relating to such Ex-Date will not be made for such converting Noteholder. Instead, such Noteholder will be treated as if such Noteholder were the record owner of the shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
7.6.4.     Adjustments Below Par Value. Issuer shall not take any action that would require an adjustment to the Conversion Price such that the Conversion Price, as adjusted to give effect to such action, would be less than the then-applicable par value per share of the Common Stock, except that Issuer may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of the Common Stock such that the as-adjusted new Conversion Price per share would not be below the new as-adjusted par value per share of the Common Stock following such share split or similar transaction and the Conversion Price is adjusted as provided under Section 7.6.1(a) and any other applicable provision of Section 7.6.
7.6.5.     Reference Property. In the case of any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or reclassification described in Section 7.6.1(a)), a consolidation, merger or combination involving Issuer, a sale, lease or other transfer to a third party of all or substantially all of the assets of Issuer (or Issuer and its Subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Reference Property Transaction”), then, at the effective time of the Reference Property Transaction, the right to convert each Note or portion thereof will be changed into a right to convert such Note or portion thereof into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Noteholder would have received in respect of the Common Stock issuable upon conversion of such Note or portion thereof immediately prior to such Reference Property Transaction, and references herein to Common Stock shall thereafter also mean such Reference Property. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Reference Property Transaction, Issuer shall make adequate provision whereby the Noteholders shall have a reasonable opportunity to determine the form of consideration into which all of the Notes, treated as a single class, shall be convertible from and after the effective date of the Reference Property Transaction. Any such determination by the Noteholders shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in the Reference Property Transaction, and shall be conducted in such a manner as to be completed at approximately the same time as the time elections are made by holders of Common Stock. The provisions of this Section 7.6.5 and any equivalent thereof in any Reference Property similarly shall apply to successive Reference Property Transactions. Issuer (and any successor thereto) shall not become a party to any Reference Property Transaction unless its terms are in compliance with the foregoing.
7.6.6.     Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. Except as explicitly provided herein, the number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of Issuer. Issuer shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.
7.6.7.     No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Article VII in a manner such that such adjustments are duplicative, only one adjustment (which shall be the adjustment most favorable to the Noteholders) shall be made.
7.6.8.     Notice of Record Date. In the event of:
(a)    any event described in Section 7.6.1(a), (b), (c), (d), (e) or (f);
(b)    any Reference Property Transaction to which Section 7.6.5 applies;
(c)    the dissolution, liquidation or winding-up of Issuer; or
(d)    any other event constituting a Change of Control;
then Issuer shall mail to the Noteholders at their last addresses as shown on the records of Issuer, at least twenty (20) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, as applicable, a notice stating:
(A)    the record date for the dividend, other distribution, stock split or combination or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, other distribution, stock split or combination; or
(B)    the date on which such reclassification, change, dissolution, liquidation, winding-up or other event constituting a Reference Property Transaction or Change of Control, or any transaction which would result in an adjustment pursuant to Section 7.6.1(f), is estimated to become effective or otherwise occur, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for Reference Property, other securities or other property deliverable upon such reclassification, change, liquidation, dissolution, winding-up, Reference Property Transaction or Change of Control or that such issuance of Common Stock, Option Securities or Convertible Securities is anticipated to occur.
7.6.9.     Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VII, Issuer at its expense shall as promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Noteholder a certificate, signed by an officer of Issuer (in his or her capacity as such and not in an individual capacity), setting forth (A) the calculation of such adjustments and readjustments in reasonable detail, (B) the facts upon which such adjustment or readjustment is based, (C) the Conversion Price then in effect, and (D) the number of shares of Common Stock and the amount, if any, of Capital Stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of a Note or portion thereof.
7.6.10.     No Upward Revisions to Conversion Price. For the avoidance of doubt, except in the case of a reverse share split or share combination resulting in an adjustment under Section 7.6.1(a) effected with the approvals, if any, required pursuant to this Agreement, in no event shall any adjustment be made pursuant to this Article VII that results in an increase in the Conversion Price.
ARTICLE VIII:     REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS
In order to induce Issuer and the Guarantors to enter into this Agreement and, with respect to Issuer, to issue the Notes, each Noteholder individually (but not on behalf of any other Noteholder) represents, warrants and agrees for the benefit of Issuer and the Guarantors that:
Section 8.1.     Organization; Legal Capacity; Due Authorization. Such Noteholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other legal capacity, power and authority to enter into, consummate and to perform the transactions contemplated by this Agreement and its obligations hereunder. The purchase by such Noteholder of the Notes hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Noteholder. This Agreement has been duly executed and delivered by such Noteholder and is the legal, valid and binding obligation of such Noteholder enforceable against it in accordance with the terms hereof.
Section 8.2.     Restrictions on Transfer. Such Noteholder has been advised that the Notes have not been registered under the 1933 Act or any state securities laws and, therefore, cannot be resold unless they are registered under the 1933 Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Noteholder is purchasing the Notes to be acquired by such Noteholder hereunder for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the 1933 Act and such Noteholder does not have a present arrangement to effect any distribution of the Notes to or through any person or entity; provided, however, that except as provided in this Agreement, the disposition of such Noteholder’s property shall at all times be and remain in its control and sole discretion.
Section 8.3.     Accredited Investor, etc. Such Noteholder, both alone or together with its representatives, has such knowledge, sophistication and experience in financial and business matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. Such Noteholder understands that it must bear the economic risk of this investment in the Notes indefinitely and is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. Such Noteholder is an “accredited investor” as that term is defined in Regulation D under the 1933 Act.
Section 8.4.     Access to Information. Such Noteholder acknowledges that it has reviewed the Issuer SEC Documents and Issuer Materials, and all other materials such Noteholder deemed necessary for the purpose of making an investment decision with respect to the Notes, including information regarding the Specified Acquisition, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Issuer concerning the Issuer’s business, management and financial affairs and terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information (including material non-public information) about the Issuer and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Noteholder has evaluated the risks of investing in the Notes, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for such Noteholder.
Section 8.5.    Restricted Securities. Such Noteholder understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
ARTICLE IX:     REPRESENTATIONS AND WARRANTIES OF OBLIGORS
Section 9.1.     General Representations and Warranties. To induce Noteholders to enter into this Agreement and to purchase the Notes, each Obligor represents and warrants that in each case as of the date such representation and warranty is made, unless an earlier date is specified:
9.1.1.     Organization and Qualification. Each Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
9.1.2.     Power and Authority; Execution. Each Obligor is duly authorized to execute, deliver and perform its Note Documents. Each Note Document to which any Obligor is party has been duly executed and delivered. The execution, delivery and performance of the Note Documents, including the issuance of the Notes hereunder and the issuance of shares of Common Stock upon the conversion of any of the Notes in accordance with the terms hereof, have been duly authorized by all necessary action, and do not and will not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate, conflict with or cause a default under any Applicable Law, rule or regulation of the NASDAQ Global Market or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.
9.1.3.     Enforceability. Each Note Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
9.1.4.     Capital Structure.
(a)    The authorized capital stock of Issuer consists of 100,000,000 shares of Common Stock and 0 shares of Preferred Stock, par value $.0001 per share. As of the close of business on June 2, 2014 (the “Capitalization Date”), there were (i) 31,109,997 shares of Common Stock outstanding and no shares of Preferred Stock outstanding, (ii) options exercisable for 175,550 shares of Common Stock outstanding on such date, with 851,077 shares of Common Stock reserved for issuance upon the exercise or payment of such stock options, (iii) 0 shares of Common Stock were held by Issuer in its treasury and (iv) no other shares of capital stock or securities convertible into or exchangeable for capital stock were outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance with applicable state and federal securities laws. No bonds, debentures, notes or other Indebtedness of Issuer or any of its Subsidiaries having the right to vote on any matters on which Issuer’s shareholders may vote are issued or outstanding. From the Capitalization Date through the Closing Date, (A) neither Issuer nor any of its Subsidiaries has issued any Equity Interests (or options, warrants or other rights, securities or Debt that are convertible into or exercisable or exchangeable for Equity Interests), other than the issuance by Issuer of shares of Common Stock in connection with the exercise of stock options outstanding on the Capitalization Date, (B) Issuer has not declared or made any dividend or distribution of cash, securities or other property to stockholders or redeemed any Equity Interests (other than repurchases in the ordinary course in accordance with, and subject to the current limitations of, Issuer’s stock repurchase program as in existence on the Capitalization Date) and (C) Issuer has not given effect to any stock split or combination, stock dividend, merger, consolidation, reclassification or similar event or any other event that would customarily give rise to an adjustment to the conversion price of a convertible security. Issuer does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in Issuer upon the occurrence of certain events.
(b)    Schedule 9.1.4(b) shows, as of the Closing Date, for each Obligor and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests (for each Obligor and Subsidiary other than Issuer and, in each case, to the extent such holder is an Obligor or a Subsidiary), and all agreements binding on such holders with respect to their Equity Interests. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Term Agent’s Lien and the Lien in favor of the ABL Agent, and all such Equity Interests are duly issued, and in the case of Equity Interests representing a corporation, fully paid and non-assessable. None of the outstanding Equity Interests of Issuer or any of its Subsidiaries (to the extent such Equity Interests are owned by Issuer or any of its Subsidiaries) were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase Equity Interests of Issuer or such Subsidiary. Except as set forth on Schedule 9.1.4(b) and except as contemplated hereby and by the other Note Documents, there are no outstanding rights, options, warrants, preemptive rights, rights of first offer, phantom equity or similar rights for the purchase or acquisition from Issuer or any of its Subsidiaries of any securities of Issuer or any of its Subsidiaries, nor are there any agreements or commitments to issue or execute any such rights, options, warrants, preemptive rights, rights of first offer, phantom equity or similar rights. There are no outstanding rights or obligations of Issuer or any Subsidiary to purchase, redeem or otherwise acquire any of its Equity Interests or to pay any dividend or make any other distribution in respect thereof (other than in respect to Intelistaf). There are no agreements between any Obligor or Subsidiary thereof and any other Person relating to the acquisition, disposition or voting of the Equity Interests of such Obligor or Subsidiary thereof (other than in respect to Intelistaf).
(c)    The Notes have been duly authorized and, when issued and paid for in accordance with the applicable Note Documents, will be duly and validly issued and are free of any Liens or restrictions on transfer other than restrictions on transfer under applicable U.S. federal and state securities laws and this Agreement. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and, when the Notes are issued and paid for in accordance with the applicable Note Documents, will have been duly and validly reserved for issuance and, upon issuance of such shares of Common Stock upon conversion of the Notes in accordance with their terms, such shares of Common Stock will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under applicable U.S. federal and state securities laws. The sale of the Notes hereunder is not, and the subsequent conversion of the Notes into shares of Common Stock will not be, subject to any preemptive rights or rights of first offer (other than those imposed by Noteholders).

(d)    Except as provided in the Registration Rights Agreement, Issuer has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the 1933 Act any of its presently outstanding securities or any of its securities that may be issued subsequently.
(e)    Issuer and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its organizational documents or the laws of its jurisdiction of incorporation (including Section 203 of the Delaware General Corporation Law) that is or could become applicable to the Noteholders as a result of the consummation of the transactions contemplated by the Note Documents, including as a result of Issuer’s issuance of the Notes to the Noteholders, the conversion of the Notes into shares of Common Stock, and the exercise of the Noteholder’s rights under this Agreement and the Registration Rights Agreement.
(f)    Reserved.
(g)    Neither Issuer, nor any of its Subsidiaries, own or hold, directly or indirectly, any interests in Capital Stock of or other securities (whether equity or debt) of any Person (other than the securities of the Subsidiaries listed on Schedule 9.1.4(b)).
9.1.5.     Title to Properties; Priority of Liens. Each Obligor and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Noteholders, in each case free of Liens except Permitted Liens. Each Obligor and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.
9.1.6     Reserved.
9.1.7.     Financial Statements; SEC Reports.
(a)    The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Obligors and Subsidiaries that have been and are hereafter delivered to Noteholders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Obligors and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Noteholders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time (it being understood that the projections are subject to assumptions and contingencies, many of which are beyond Obligors’ or their Subsidiaries’ control, no assurance can be given that the projections will be realized and the actual results may differ materially). Since December 31, 2013, there has been no change in the condition, financial or otherwise, of the Obligors taken as a whole that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Noteholders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Obligor and Subsidiary in light of the circumstances under which such statements are made. On the Closing Date, the Obligors, taken as a whole, are Solvent.
(b)    (i) Except as set forth on Schedule 9.1.7, since December 31, 2012, Issuer has filed with the SEC the Issuer SEC Documents required to be filed by it under the 1933 Act and the Exchange Act, and (ii) as of their respective dates, the Issuer SEC Documents have complied in all material respects with the requirements of the 1933 Act and the Exchange Act and none of the Issuer SEC Documents contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (after giving effect to all supplements and updates thereto made prior to June 2, 2014).
(c)    Issuer has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for Issuer and its Subsidiaries. Issuer has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(f) of the Exchange Act) (i) designed to ensure that material information required to be disclosed by Issuer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Issuer’s management to allow timely decisions regarding required disclosure and (ii) reasonably effective to perform the functions for which they were designed. To Issuer’s knowledge, there is no fraud, whether or not material, that involves Issuer’s or any Subsidiary’s management or other employees of Issuer or any Subsidiary who have a material role in the preparation of financial statements or the internal control over financial reporting utilized by Issuer and its Subsidiaries.
9.1.8.     Surety Obligations. No Obligor or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder except for guaranties by Issuer or any Obligor of leases of any other Obligor.
9.1.9.     Taxes. Each Obligor and Subsidiary has filed all federal tax returns, material state and local tax returns and other reports that it is required by law to file, and has paid, or made provision under Accounting Standards Codification (“ASC”) 450 or 740 for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. Obligors and their Subsidiaries have made adequate reserves on their books and records to the extent required by GAAP for (i) Taxes that have accrued but which are not yet due and payable and (ii) Taxes that are being Properly Contested.
9.1.10.     Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Note Documents other than fees payable to Noteholders and fees payable to Foros Securities LLC.
9.1.11.     Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without, to such Obligor’s knowledge, conflict with the rights of others. There is no pending or, to any Obligor’s knowledge, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property owned by such Obligor). Except as disclosed on Schedule 9.1.11, no Obligor or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary and necessary to the business of the Obligors is shown on Schedule 9.1.11.
9.1.12.     Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except where failure to be in good standing could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Note Document, or for the consummation on the Closing Date of the Transactions, except for (a) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (b) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
9.1.13.     Compliance with Laws. Each Obligor and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law relating to noncompliance of Applicable Law that could reasonably be expected to have a Material Adverse Effect.
9.1.14.     Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up that could reasonably be expected to have a Material Adverse Effect if determined adversely. No Obligor or Subsidiary has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect. To the best of Obligors’ knowledge, no Obligor or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it that could reasonably be expected to have a Material Adverse Effect.
9.1.15.     Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Note Document by an Obligor.
9.1.16.     Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Obligor’s knowledge, threatened in writing against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Note Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligor or Subsidiary. Except as shown on such Schedule, no Obligor has a Commercial Tort Claim in excess of $100,000 individually or $250,000 in the aggregate. No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority except where default could not reasonably be expected to result in liability to Obligors and their Subsidiaries in excess of $3,500,000 individually or in the aggregate or to have a Material Adverse Effect.
9.1.17.     No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract (other than a Material Contract with respect to Borrowed Money). There is no basis upon which any party (other than Issuer or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18.     ERISA. Except as disclosed on Schedule 9.1.18:
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter has been submitted to the IRS with respect thereto and, to the knowledge of Obligors, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.
(b)    There are no pending or, to the knowledge of Obligors, threatened claims (other than routine or ordinary course claims for benefits and appeals of such claims), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan under the Code or ERISA that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
9.1.19.     Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date, no Obligor or Subsidiary is party to or bound by any material collective bargaining agreement, management agreement or material consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to any Obligor’s knowledge, any asserted or threatened (in writing) strikes, work stoppages or demands for collective bargaining in each case, that would reasonably be expected to have a Material Adverse Effect.
9.1.20.     Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.
9.1.21.     Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
9.1.22.     Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Note proceeds will be used by Issuer to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
9.1.23.     Reserved.
9.1.24.     Complete Disclosure. No Note Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. There is no fact or circumstance that any Obligor has failed to disclose to Noteholders in writing that could reasonably be expected to have a Material Adverse Effect.
9.1.25.     Anti-Terrorism Laws:
(a)    None of Obligors, and to such Obligor’s Knowledge, any director, officer, agent or employee of the any Obligor is (A) a Person on the list of “Specially Designated Nationals and Blocked Persons” or (B) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and (ii) the Obligors will not directly or, to the knowledge of the Obligors, indirectly use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC, except to the extent licensed or otherwise approved by OFAC.
(b)    To the extent applicable, each Obligor is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.
(c)    No part of the proceeds of any Note will be used, directly or, to the knowledge of the Obligors, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977.
9.1.26.     Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NASDAQ Global Market. Issuer has not taken any action designed to, or which is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Issuer received any notification that the SEC is contemplating terminating such registration. Issuer has not, in the twelve (12) months preceding the date hereof, received notice from the NASDAQ Global Market on which the Common Stock is or has been listed or quoted to the effect that Issuer is not in compliance with the listing or maintenance requirements of the NASDAQ Global Market. Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the NASDAQ Global Market’s listing and maintenance requirements.
9.1.27.     Offering; Exemption.

(a)    Neither Issuer nor any of its Subsidiaries, nor any person acting on behalf of Issuer or any of its Subsidiaries, has offered or sold the Notes by means of any general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act). Issuer has offered the Notes for sale only to the Noteholders.
(b)    Assuming the accuracy of the representation and warranties of the Noteholders set forth in Section 8, no registration under the 1933 Act is required for the offer and sale of the Notes by Issuer to the Noteholders as contemplated hereby or for the conversion of the Notes into Common Stock.
(c)    Issuer has not, directly or indirectly, sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the Notes sold pursuant to this Agreement.
ARTICLE X:     COVENANTS AND CONTINUING AGREEMENTS
Section 10.1.     Affirmative Covenants. As long as any Obligations are outstanding, each Obligor shall, and shall cause each Subsidiary to:
10.1.1.     Reserved.
10.1.2.     Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Noteholders:
(a)    as soon as available, and in any event within 120 days after the close of each Fiscal Year (or, if earlier, on the date of any required public filing thereof), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Obligors and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Obligors and acceptable to Required Noteholders, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year. Delivery by Obligors to Noteholders of Obligors’ annual report to the SEC on Form 10-K with respect to any Fiscal Year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by Obligors with this Section 10.1.2(a) upon the delivery by Issuer to Noteholders of written notice of the filing thereof;
(b)    as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Year) (or, if earlier, on the date of any required public filing thereof), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Obligors and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Obligor as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;
(c)    concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Required Noteholders while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Issuer;
(d)    not later than 45 days after the end of each Fiscal Year, projections of Obligors’ consolidated balance sheets, results of operations and cash flow for the next Fiscal Year, month by month;

(e)    promptly after the sending or filing thereof, regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the SEC or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;
(f)    promptly after the sending or filing thereof, copies of any annual report required to be filed with any Governmental Authority in connection with each Plan or Foreign Plan;
(g)    promptly (and in any event within ten (10) Business Days) after the furnishing or receipt thereof (as applicable), copies of any borrowing base certificates, compliance certificates or notices of default or event of default received pursuant to the ABL Loan Documents or Second Lien Loan Documents; and
(h)    such other reports and information (financial or otherwise) as Required Noteholders may reasonably request from time to time in connection with any Obligor’s or Subsidiary’s financial condition or business.
10.1.3.     Notices. Notify Noteholders in writing, promptly after an Obligor’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat (in writing) or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or, other than in connection with the expiration thereof, termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $3,500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, OFAC, FCPA, the PATRIOT Act or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release that could reasonably be expected to result in a Material Adverse Effect by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice if it could reasonably be expected to result in a Material Adverse Effect; (i) the occurrence of any ERISA Event; or (j) the discharge of or any withdrawal or resignation by Issuers’ independent accountants.
10.1.4.     Reserved.
10.1.5.     Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, OFAC, FCPA and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release that could reasonably be expected to result in a Material Adverse Effect occurs at or on any Properties of any Obligor or Subsidiary, it shall act promptly and diligently to investigate and report to Noteholders and all appropriate Governmental Authorities the known extent of such Environmental Release, and to take all remedial actions to the extent required by Environmental Law to clean up such Environmental Release that are required by any Environmental Law or by any Governmental Authority.
10.1.6.     Taxes. Pay and discharge all material Taxes (it being understood that all payroll related taxes are material regardless of amount) prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.     Insurance. Maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Required Noteholders) reasonably satisfactory to Required Noteholders (and Required Noteholders acknowledge that the insurers providing insurance on the Closing Date are satisfactory), (a) with respect to the Properties and business of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated and (b) medical malpractice and other professional insurance with a responsible insurance company for and covering each Obligor and each Obligor’s employees, officers, directors or contractors who provide professional medical services to patients. Such insurance shall cover such casualties, risks and contingencies, shall be of the type and in amounts, and may be subject to deductibles as are customarily maintained by Persons employed or serving in the same or a similar capacity.
10.1.8.     Licenses. Keep each material License affecting any material part of Obligors’ business in full force and effect; and pay all Royalties when due.
10.1.9.     Trademarks. Obligors covenant and agree that if at any time any Obligor uses the trademark “Cross Country Nurses”, U.S. PTO registration number 1,491,664; registration date 6/7/1988, Obligors promptly shall obtain a written release of record of any lien thereon in favor of Heller Financial, Inc.
10.1.10.     Use of Proceeds. Use the proceeds of the Notes only for the purposes specified in Section 2.4.
10.1.11.     Existence. Except as otherwise expressly permitted under Section 10.2, each Obligor will at all times preserve and keep in full force and effect its existence.
10.1.12.     Maintenance of Properties. Each Obligor will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of its business and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
10.1.13.     Maintenance of Book and Records. Each Obligor will maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of such Obligor and permit the preparation of consolidated financial statements in accordance with GAAP to be derived therefrom.
10.1.14.     Reserved.
10.1.15.    Future Subsidiaries. Promptly notify Noteholders upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Required Noteholders (or, if requested by an Obligor and approved by Required Noteholders in its discretion, cause it to join this Agreement as an Obligor), and to execute and deliver such documents, instruments and agreements, including delivery of such legal opinions, in form and substance reasonably satisfactory to Required Noteholders, as it shall deem appropriate.
10.1.16.     Post Closing Covenants. Execute and deliver the documents and complete the tasks set forth on Schedule 10.1.16, in each case within the time limits specified on such schedule (or such longer period as Required Noteholders may reasonably agree). All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Note Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Note Documents); provided, that (x) to the extent any representation and warranty would not be true or any provision of any covenant breached because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects and the respective covenant complied with at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 10.1.16 and (y) all representations and warranties and covenants relating to the Note Documents shall be required to be true or, in the case of any covenant, complied with, immediately after the actions required to be taken by this Section 10.1.16 have been taken (or were required to be taken).
Section 10.2.     Negative Covenants. As long as any Obligations are outstanding, each Obligor shall not, and shall cause each Subsidiary not to:
10.2.1.     Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(a)    the Obligations;
(b)    Subordinated Debt;
(c)    Permitted Purchase Money Debt;
(d)    Borrowed Money (other than the Obligations, ABL Obligations, Second Lien Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the Notes;
(e)    Reserved;
(f)    Debt that is in existence when a Person becomes a Subsidiary or that is secured by Equipment or Real Estate when acquired by an Obligor or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $7,200,000 in the aggregate at any time and provided that such Debt when aggregated with any Permitted Purchase Money Debt does not exceed $14,400,000 at any time;
(g)    Permitted Contingent Obligations;
(h)    Refinancing Debt as long as each Refinancing Condition is satisfied;
(i)    unsecured Debt of (A) any Obligor owing to any other Obligor, (B) any Subsidiary that is not an Obligor owing to any other Subsidiary that is not an Obligor, (C) any Obligor owing to any Subsidiary that is not an Obligor (so long as such Debt is subordinated to the Obligations on terms and conditions reasonably acceptable to Required Noteholders) not to exceed, combined with any Investment by an Obligor in any Subsidiary that is not an Obligor pursuant to clause (a) of the definition of “Restricted Investment”, $6,000,000 at any time outstanding, or (D) any Subsidiary that is not an Obligor owing to any Obligor so long as such Debt constitutes a Permitted Investment;
(j)    unsecured purchase price adjustments and similar obligations incurred by the Obligors in connection with a Permitted Acquisition to the extent such obligations would otherwise constitute Debt;

(k)    Debt in respect of performance or appeal bonds and similar obligations not in connection with Borrowed Money, in each case provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;
(l)    Debt consisting of financing of insurance premiums in the Ordinary Course of Business;
(m)    unsecured Debt representing deferred compensation to employees of Obligors (or any direct or indirect parent thereof) and the Subsidiaries incurred in the Ordinary Course of Business;
(n)    Debt arising from honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided, that such Debt is extinguished within five Business Days of its incurrence;
(o)    ABL Obligations to the extent of the amount of the Priority Senior Debt (as defined in the Subordination Agreement);
(p)    Second Lien Obligations;
(q)    Permitted Ratio Debt; and
(r)    other Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $7,200,000 in the aggregate at any time.
10.2.2.     Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)    Liens in favor of ABL Agent to the extent securing the ABL Obligations permitted under Section 10.2.1 and Liens in favor of Term Agent to the extent securing the Term Obligations are permitted under Section 10.2.1.
(b)    Purchase Money Liens securing Permitted Purchase Money Debt;
(c)    Liens for Taxes not yet due or being Properly Contested;
(d)    statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;
(e)    Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens (other than cash deposits) are at all times junior to Agent’s Liens;
(f)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)    Liens arising by virtue of a judgment or judicial order against any Obligor or Subsidiary, or any Property of an Obligor or Subsidiary, as long as such Liens are in existence for less than 20 consecutive days or being Properly Contested;

(h)    easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(i)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and
(j)    existing Liens shown on Schedule 10.2.2;
(k)    Reserved;
(l)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (other than ERISA);
(m)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(n)    other Liens that are not included in any of the preceding clauses of this Section, and do not secure Debt in excess of $6,600,000 in the aggregate at any time.
10.2.3.     Anti-Layering. Incur any Debt that is contractually subordinated to any ABL Obligations in right of payment, including as to rights and remedies, or any Debt secured by a Lien that is contractually subordinated to any ABL Obligations, unless such Debt is pari passu or contractually subordinated to the Notes in right of payment, including as to rights and remedies, pursuant to terms satisfactory to the Required Noteholders.
10.2.4.     Distributions; Upstream Payments. (a) Declare or make any Distributions, except for (i) Upstream Payments and, in the case of any Upstream Payment by Intelistaf to Staffing, a pro-rata Distribution made to Integris Prohealth, Inc., an Oklahoma corporation, in connection with such Upstream Payment to the extent required by the Intelistaf Operating Agreement and so long as before and after giving effect to such Distribution, Intelistaf is Solvent and such Distribution does not violate Applicable Law; (ii) cash dividends by a Subsidiary to any other direct or indirect Subsidiary of Obligors so long as the proceeds of such dividends are then subsequently paid, in the form of cash dividends, to such Obligor; and (iii) the repurchase, redemption, retirement or other acquisition of Equity Interests of any Obligor or any Subsidiary of any Obligor owned by employees of such Obligor or any Subsidiary or their assignees, estates and heirs, at a price not in excess of fair market value determined in good faith by the Board, in an aggregate amount not to exceed $7,200,000 during the term of this Agreement; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Note Documents, ABL Loan Documents or Second Lien Loan Documents or under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.
10.2.5.     Restricted Investments. Make any Restricted Investment.
10.2.6.     Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.1 of the Second Lien Loan Agreement (as in effect on the date hereof), or a transfer of Property by a Subsidiary or Obligor to an Obligor or among Obligors.
10.2.7.     Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer, director or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) intercompany loans by an Obligor to another Obligor; (e) debt obligations of a purchaser in connection with a Permitted Asset Disposition so long as such amount does not exceed 10% of the aggregate consideration payable in connection with such Asset Disposition; and (f) other loans and advances constituting Investments that are not Restricted Investments.
10.2.8.     Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Issuer shall certify to Required Noteholders, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations, Subordinated Debt, ABL Obligations, Second Lien Obligations and Debt owed by an Obligor or a Subsidiary that is not an Obligor to an Obligor) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Required Noteholders); provided, that, in the case of this clause (b), Borrower and its Subsidiaries may make prepayments of Borrowed Money not to exceed $12,000,000 if, at the time of such prepayment, the Borrower demonstrates to the satisfaction of the Agent that is in pro forma compliance with a Total Net Leverage Ratio of less than 4.50 to 1.00.
10.2.9.     Fundamental Changes. Merge, combine or consolidate with any Person (including the sale of all or substantially all assets and properties to any Person), or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers or consolidations of a Subsidiary that is not an Obligor with another Subsidiary that is not an Obligor, (ii) mergers or consolidations of any Subsidiary that is not an Obligor or an Obligor with and into an Obligor in a transaction in which an Obligor is the surviving entity, provided, that in any such transaction involving Issuer, the Issuer is the surviving entity, (iii) liquidations or dissolutions of Guarantors and any other Subsidiaries that are not Obligors if Issuer determines in good faith that such liquidation or dissolution is in the best interests of Obligors, is not disadvantageous to Noteholders and is not prohibited by Applicable Law, (iv) mergers or consolidations of an Obligor with or into another Obligor, provided, that in any such transaction involving Issuer, Issuer is the Surviving Person, or (v) mergers or consolidations of another Person with or into Issuer or Guarantor (provided, that the surviving entity is Issuer, a Guarantor or a Successor Issuer; provided, further that if such surviving entity is a Successor Issuer, (1) the Successor Issuer is a corporation organized under the laws of the United States, any state thereof or the District of Columbia, (2) the Successor Issuer expressly assumes all of the obligations of the Issuer hereunder and under the Notes pursuant to documentation reasonably satisfactory to the Required Noteholders, (3) immediately after such transaction, no Default exists, (4) either (x) the Successor Issuer would be able to incur at least $1.00 of Permitted Ratio Debt or (y) the Total Net Leverage Ratio immediately following such merger or consolidation is no greater than the Total Net Leverage Ratio immediately prior to such merger or consolidation and (5) each Guarantor shall have confirmed its guarantee shall apply to the Successor Issuer’s obligations).
10.2.10.     Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.15 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.
10.2.11.     Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that is materially adverse to Noteholders.

10.2.12.     Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.
10.2.13.     Accounting Changes; Fiscal Year. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.
10.2.14.     Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; and (d) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.
10.2.15.     Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.
10.2.16.     Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental or complementary thereto.
10.2.17.     Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Note Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; or (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Noteholders and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
10.2.18.     Plans. Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date, (ii) with respect to any Multiemployer Plan, as required by Applicable Law, and (iii) the statutory severance plan known as the “Indian Gratuity Plan” maintained by the Subsidiary of Obligor that was formed under the laws of India; provided, that in no event shall any Obligor be liable for any obligations under any Foreign Plan.
10.2.19.     Amendments to Subordinated Debt and ABL Obligations. Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, except as expressly permitted under the subordination agreement with respect thereto. Amend, supplement or otherwise modify any document, instrument or agreement relating to the ABL Obligations, except to the extent any such amendment, supplement or modification is not prohibited under the Subordination Agreement.
Section 10.3.     Preemptive Rights.
10.3.1.     Issuer hereby grants to each Noteholder the right to purchase its Proportionate Percentage of any Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer) to be issued in any future Eligible Issuance.
10.3.2.     Issuer shall, before issuing any Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer) in an Eligible Issuance, give written notice thereof to the Noteholders. Such notice shall specify the Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer) that Issuer proposes to issue, the proposed date of issuance, the consideration that Issuer intends to receive therefor and all other material terms and conditions of such proposed issuance. For a period of fifteen (15) Business Days following the date of such notice, each Noteholder shall be entitled, by written notice to Issuer, to elect to purchase all or any part of its Proportionate Percentage of the Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer) being sold in the Eligible Issuance. To the extent that elections pursuant to this Section 10.3.2 shall not be made with respect to any Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer) included in an Eligible Issuance within such fifteen (15) Business Day period, then Issuer may issue such Equity Interests of Issuer (or debt securities that are exchangeable for or convertible into Equity Interests of Issuer), but only for consideration not less than, and otherwise on terms not materially less favorable in the aggregate to Issuer than, those set forth in Issuer’s notice and only within ninety (90) days after the end of such fifteen (15) Business Day period. In the event that any such offer is accepted by one or more Noteholders (each an “Electing Noteholder”), Issuer shall sell to each such Electing Noteholder, and each such Electing Noteholder shall purchase from Issuer, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Electing Noteholder shall have elected to purchase and Issuer may sell the balance, if any, of such securities it proposed to sell in such Eligible Issuance in accordance with the immediately preceding sentence.
Section 10.4.     Reservation of Common Stock. For as long as any Notes remain outstanding, (a) Issuer shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury by Issuer, for the purpose of effecting the conversion of the Notes, the full number of shares of Common Stock deliverable upon the conversion of all Notes then outstanding (after taking into account any adjustments to the Conversion Price from time to time pursuant to the terms of this Article VII and any increases to the aggregate Conversion Amounts of all outstanding Notes from time to time). All shares of Common Stock issued upon conversion of the Notes shall represent newly issued shares or shares held in treasury by Issuer, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim and shall rank pari passu in all respects with other Common Stock and (b) without prejudice to any other remedy at law or in equity any Noteholder may have as a result of a default, take all actions reasonably required to amend its Certificate of Incorporation, as expeditiously as reasonably practicable, to increase the authorized and available amount of Common Stock if at any time such amendment is necessary in order for Issuer to be able to satisfy its obligations under Article VII. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of a Note or portion thereof, Issuer shall take any corporate action which may be necessary in order that Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of all outstanding Notes at such adjusted Conversion Price.
Section 10.5.     Reserved.
Section 10.6.     Reserved.
Section 10.7.     Listing of Shares
10.7.1.     Issuer shall maintain the authorization for listing the Common Stock on the NASDAQ Global Market and shall not, and shall cause its Subsidiaries not to, take any action which would be reasonably expected to result in the delisting or suspension from trading of the Common Stock on the NASDAQ Global Market.

10.7.2.    If Issuer applies to have the Common Stock traded on any Exchange other than the NASDAQ Global Market, Issuer shall include in such application all of the shares of Common Stock issuable upon conversion of the Notes, and will take such other action as is necessary to cause all of such shares of Common Stock to be listed or quoted on such other trading market as promptly as possible. Issuer shall then take all action reasonably necessary to continue the listing and trading of such shares of Common Stock on such trading market and will comply in all respects with Issuer’s reporting, filing and other obligations in connection therewith.
10.7.3.    Issuer shall comply with all rules and regulations of the NASDAQ Global Market (and any other the Exchange on which shares of the Common Stock are then listed). If any shares of Common Stock to be reserved for the purpose of conversion of Notes require registration with or approval of any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock are then listed before such shares may be validly issued or delivered upon conversion, then Issuer will, as expeditiously as reasonably practicable, secure such registration or approval, as the case may be. Issuer will list and keep listed on the NASDAQ Global Market (and any other Exchange on which shares of the Common Stock are then listed), upon official notice of issuance, all shares of such Common Stock issuable upon conversion of any of the Notes pursuant to this Agreement.
ARTICLE XI:     EVENTS OF DEFAULT; REMEDIES ON DEFAULT
Section 11.1.     Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)    An Obligor fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise) and such failure shall continue for more than five (5) Business Days;
(b)    Any representation, warranty or other written statement of an Obligor made in connection with any Note Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)    Reserved;
(d)    An Obligor breaches or fails to perform any other covenant contained in any Note Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Required Noteholders, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;
(e)    A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or, unless waived by Required Noteholders in writing, a third party denies or contests the validity or enforceability of any Note Documents or Obligations; any Note Document ceases to be in full force or effect for any reason (other than a waiver or release by Noteholders);
(f)    Any breach or default of an Obligor occurs (i) under any Hedging Agreement, or document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Borrowed Money (other than the Obligations or Debt owed by an Obligor to another Obligor and other Obligations under the ABL Loan Documents and Second Lien Loan Documents) in excess of

$5,760,000 so long as the maturity of or any payment with respect to such Borrowed Money may be accelerated or demanded due to such breach or (ii) under any ABL Loan Document or Second Lien Loan Document if all or part of the ABL Obligations or Second Lien Obligations, respectively, is accelerated or demanded (or the commitments thereunder are terminated) due to such breach or if such breach or default results from a failure to pay any obligation thereunder;
(g)    Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,760,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;
(h)    Reserved;
(i)    An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or Obligors, taken as a whole, are not Solvent;
(j)    An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;
(k)    An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that results in liability in an amount exceeding $1,440,000; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; or
(l)    An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property of any Obligor.
Section 11.2.     Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable, without any action by any Noteholder or notice of any kind. In addition, or if any other Event of Default exists, Required Noteholders may in their discretion:
(a)    declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law; or
(b)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise.

If all or any portion of the Notes are redeemed, repaid or prepaid prior to the Maturity Date for any reason (including as specified in Section 5.5.2), then, as set forth in Section 5.5.2, Issuer shall pay to Required Noteholders, for the pro rata benefit of the applicable Noteholders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal the amounts set forth in the last sentence of Section 5.5.2.

Section 11.3.     Reserved.
Section 11.4.     Setoff. At any time during an Event of Default, Noteholders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Noteholder or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not such Noteholder or such Affiliate shall have made any demand under this Agreement or any other Note Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Noteholder or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Noteholder and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
Section 11.5.     Remedies Cumulative; No Waiver.
11.5.1.     Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Note Documents are cumulative and not in derogation of each other. The rights and remedies of Noteholders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
11.5.2.     Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of any Noteholder to require strict performance by any Obligor with any terms of the Note Documents, or to exercise any rights or remedies with respect to Note Documents or otherwise; (b) the purchase of any Note during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by any Noteholder of any payment or performance by an Obligor under any Note Documents in a manner other than that specified therein.
ARTICLE XII:     RESERVED
ARTICLE XIII:     BENEFIT OF AGREEMENT; ASSIGNMENTS
Section 13.1.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors and Noteholders and their respective registered successors and assigns, except, that, (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Note Documents; and (b) any assignment by a Noteholder must be made in compliance with Section 13.3. Noteholders may treat the Person which purchased any Note as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Noteholder shall be conclusive and binding on any subsequent transferee or assignee of such Noteholder.

Section 13.2.     Reserved.
Section 13.3.     Assignments.
13.3.1.     Permitted Assignments. A Noteholder may assign to an Eligible Assignee any of its rights and obligations under the Note Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Noteholder’s rights and obligations under the Note Documents and, in the case of a partial assignment, is in a minimum principal amount of $1,000,000 (unless otherwise agreed by Required Noteholders in its discretion) and integral multiples of $1,000,000 in excess of that amount and (b) the parties to each such assignment shall execute and deliver an Assignment and Acceptance to Required Noteholders for their acceptance and to Issuer for its recoding in the Register. Nothing herein shall limit the right of a Noteholder to pledge or assign any rights under the Note Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Notes; provided, however, that any payment by Obligors to the assigning Noteholder in respect of any Obligations assigned as described in this sentence shall satisfy such Obligors’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Noteholder from its obligations hereunder.
13.3.2.     Effect; Effective Date. Upon delivery to Noteholders of an assignment notice in the form of Exhibit B, the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Noteholder under the Note Documents, and shall have all rights and obligations of a Noteholder thereunder. Upon consummation of an assignment, the transferor Noteholder and Issuer shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Noteholder shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Required Noteholders.
13.3.3.     Certain Assignees. No assignment may be made to an Obligor, Affiliate of an Obligor or natural person.
Section 13.4.     Replacement of Certain Noteholders. If a Noteholder (a) fails to give its consent to any amendment, waiver or action for which consent of all Noteholders was required and Required Noteholders consented or (b) requires Issuer to pay additional amounts under Section 5.9, then, in addition to any other rights and remedies that any Person may have, Required Noteholders or Issuer may, by notice to such Noteholder within 120 days after such event, require such Noteholder to assign all of its rights and obligations under the Note Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Required Noteholders are irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if Noteholder fails to execute it. Such Noteholder shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Note Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).
Section 13.5.     Register. Issuer shall maintain at one of its U.S. offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Noteholders, and principal amounts (and stated interest) of the Notes owing to, each Noteholder pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and Issuer and Noteholders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Noteholder hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Noteholder at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE XIV:     MISCELLANEOUS
Section 14.1.     Consents, Amendments and Waivers.
14.1.1.     Amendment. No modification of any Note Document, including any extension or amendment of a Note Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Required Noteholders and each Obligor party to such Note Document; provided, however, that
(a)    without the prior written consent of Required Noteholders, no modification shall be effective with respect to any provision in a Note Document that relates to any rights, duties or discretion of Required Noteholders;
(b)    without the prior written consent of each affected Noteholder, no modification shall be effective that would (i) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Noteholder; and (ii) extend the Maturity Date applicable to such Noteholder’s Obligations; or (iv) amend this clause (b); and
(c)    without the prior written consent of all Noteholders, no modification shall be effective that would (i) alter Section 5.7, 14.1.1 or 14.18; (ii) amend the definition of Pro Rata or Required Noteholders; or (iii); release all or substantially all of the value of the Guaranty.
14.1.2.     Limitations. The agreement of Obligors shall not be necessary to the effectiveness of any modification of a Note Document that deals solely with the rights and duties of Noteholders as among themselves. Any waiver or consent granted by Noteholders hereunder shall be effective only if in writing and only for the matter specified.
14.1.3.     Payment for Consents. No Obligor will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Noteholder (in its capacity as a Noteholder hereunder) as consideration for agreement by such Noteholder with any modification of any Note Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Noteholders providing their consent.
Section 14.2.     Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE NOTEHOLDER INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY NOTEHOLDER INDEMNITEE, INCLUDING CLAIMS (AS DEFINED IN THIS AGREEMENT) ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF A NOTEHOLDER INDEMNITEE. In no event shall any party to a Note Document have any obligation thereunder to indemnify or hold harmless a Noteholder Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Noteholder Indemnitee.
Section 14.3.     Notices and Communications.
14.3.1.     Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Issuer’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Noteholder after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Issuer shall be deemed received by all Obligors.
14.3.2.     Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements and other information required by Section 10.1.2, administrative matters, distribution of Note Documents. Noteholders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Note Documents.
14.3.3.     Non-Conforming Communications. Noteholders may rely upon any notices purportedly given by or on behalf of any Obligor even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligor shall indemnify and hold harmless each Noteholder Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of an Obligor.
Section 14.4.     Performance of Obligors’ Obligations. Required Noteholders may, in their discretion at any time and from time to time, at the Obligors’ expense, pay any amount or do any act required of an Obligor under any Note Documents or otherwise lawfully requested by Required Noteholders to enforce any Note Documents or collect any Obligations. All payments, costs and expenses (including Extraordinary Expenses) of Required Noteholders under this Section shall be reimbursed to Required Noteholders by the Obligors, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Notes. Any payment made or action taken by Required Noteholders under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Note Documents.
Section 14.5.     Credit Inquiries. Each Obligor hereby authorizes Noteholders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
Section 14.6.     Severability. Wherever possible, each provision of the Note Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Note Documents shall remain in full force and effect.
Section 14.7.     Cumulative Effect; Conflict of Terms. The provisions of the Note Documents are cumulative. The parties acknowledge that the Note Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Note Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Note Document, the provision herein shall govern and control.
Section 14.8.     Counterparts. Any Note Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Noteholders has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Note Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.
Section 14.9.     Entire Agreement. Time is of the essence of the Note Documents. The Note Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
Section 14.10.     Relationship with Noteholders. The obligations of each Noteholder hereunder are several, and no Noteholder shall be responsible for the obligations of any other Noteholder. Amounts payable hereunder to each Noteholder shall be a separate and independent debt. It shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Noteholders shall be deemed to constitute a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.
Section 14.11.     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Note Document, each Obligor acknowledges and agrees that (a)(i) this note purchase agreement and any related arranging or other services by any Noteholder or any of their Affiliates are arm’s-length commercial transactions between each Obligor and such Person; (ii) each Obligor has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) each Obligor is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Note Documents; (b) each of Noteholders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Obligor, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Note Documents except as expressly set forth therein; and (c) Noteholders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Obligors and their Affiliates, and have no obligation to disclose any of such interests to the Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Noteholders and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Note Document.
Section 14.12.     Confidentiality. Each Noteholder shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Note Documents or Obligations; (f) [intentionally omitted]; (g) with the consent of such Obligor; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to any Noteholder or any of their Affiliates on a nonconfidential basis from a source other than the Obligors. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Noteholders acknowledge that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

Section 14.13.     GOVERNING LAW. THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 14.14.     Consent to Forum.
14.14.1.     Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY NOTE DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of any Noteholder to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Required Noteholders of any judgment or order obtained in any forum or jurisdiction.
Section 14.15.     Waivers. To the fullest extent permitted by Applicable Law, (i) each party hereto waives the right to trial by jury (which each Noteholder hereby also waives) in any proceeding or dispute of any kind relating in any way to any Note Documents or Obligations and (ii) each Obligor waives (a) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Required Noteholders on which an Obligor may in any way be liable, and hereby ratifies anything Required Noteholders may do in this regard; (b) any bond or security that might be required by a court prior to allowing Required Noteholders to exercise any rights or remedies; (c) the benefit of all valuation, appraisement and exemption laws; (d) any claim against any Noteholder, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Note Documents or transactions relating thereto; and (e) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Noteholders entering into this Agreement and that they are relying upon the foregoing in their dealings with the Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
Section 14.16.     Patriot Act Notice. Noteholders hereby notify Obligors that pursuant to the requirements of the Patriot Act, Noteholders are required to obtain, verify and record information that identifies each Obligor, including its legal name, address, tax ID number and other information that will allow Noteholders to identify it in accordance with the Patriot Act. Noteholders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth.
Section 14.17.     Confusing Names. Obligors acknowledge and agree that it is their intention that the respective names of each of following Subsidiaries not include a period after the reference to “LLC” therein: Assignment America, LLC and Cross Country Education, LLC; provided, that if it is determined that the name of any such Subsidiary includes a period after the reference to “LLC” in the name thereof, then each reference to such Subsidiary in the Note Documents shall be deemed to include such period.

Section 14.18.    Ratable Sharing. If any Noteholder shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis, such Noteholder shall forthwith purchase from the other Noteholder such participations in the affected Obligation as are necessary to cause the purchasing Noteholder to share the excess payment or reduction on a Pro Rata basis. If any of such payment or reduction is thereafter recovered from the purchasing Noteholder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 14.19.    Noteholder Agent. If the Notes are held by four or more Noteholder Groups, the Required Noteholders shall, within ten (10) Business Days, appoint an agent to receive all notices otherwise required to be delivered to the Noteholders hereunder. For the sake of clarity, following such appointment, the Issuer shall be deemed to comply with any notice requirement hereunder if it delivers such notice to the agent appointed by the Required Noteholders pursuant to this Section 14.19.
ARTICLE XV:    GUARANTY
Section 15.1.     Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary Obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.
Section 15.2.     Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives, to the maximum extent permitted by law, (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that any Noteholder protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Obligor, or any Person, (d) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (e) any defense arising by any lack of capacity or authority or any other defense of any Obligor or any notice, demand or defense by reason of cessation from any cause of Obligations other than Full Payment of the Obligations by Obligors and any defense that any other guarantee or security was or was to be obtained by Required Noteholders.
Section 15.3.     No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Note Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.
Section 15.4.     Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Obligors, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XV, irrespective of whether any action is brought against any other Obligor or other Persons or whether any other Obligor or other Persons are joined in any such action or actions. Each Guarantor waives, to the maximum extent permitted by law, any right to require that any resort be had by any Noteholder to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Noteholder in favor of any Obligor or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Required Noteholders’ right to proceed in any other form of action or proceeding or against any other Person unless Required Noteholders have expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Required Noteholders against any other Obligor under any document evidencing or securing indebtedness of any such Obligor to Noteholders shall diminish the liability of any Guarantor hereunder, except to the extent Noteholders receive actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Obligor.
Section 15.5.     Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional, other than in connection with Full Payment of the Obligations, shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:
(a)    any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Note Document, including any increase in the Obligations resulting from the extension of additional credit to Issuer or otherwise;
(b)    any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;
(c)    the failure of any Noteholder to assert any claim or demand or to enforce any right or remedy against Issuer or any other Obligor or any other Person under the provisions of this Agreement or any Note Document or any Note Document or instrument executed an delivered in connection herewith or therewith;
(d)    any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Obligor to creditors of any Obligor other than any other Obligor; and
(e)    other than Full Payment of the Obligations, any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Obligor or any other Person or party hereto or the Obligations pursuant to this Agreement and/or the Note Documents.
Section 15.6.     Reserved.
Section 15.7.     Reserved.
Section 15.8.     Reinstatement.

15.8.1.     The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon any Noteholder for repayment or recovery of any amount or amounts received by such Noteholder in payment or on account of any of the Obligations and such Noteholder repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Noteholder or the respective property of each, or any settlement or compromise of any claim effected by such Noteholder with any such claimant (including any Obligor); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Noteholders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Noteholders.
15.8.2.     Required Noteholders shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.
15.8.3.     Reserved.
15.8.4.     If any Obligor makes any payment to Noteholders, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.
15.8.5.     All present and future monies payable by any Obligor to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Noteholders as security for such Guarantor’s liability to Noteholders hereunder and are postponed and subordinated to Noteholders’ prior right to Full Payment of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Obligor shall be held by such Guarantor as agent and trustee for Noteholders. This assignment, postponement and subordination shall only terminate upon the Full Payment of the Obligations and this Agreement is irrevocably terminated.
15.8.6.     Each Obligor acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Required Noteholders. Each Obligor agrees to give full effect to the provisions hereof, except as permitted hereunder.
Section 15.9.     Action Upon Event of Default; Subrogation; Subordination; Indemnity. Upon the occurrence and during the continuance of any Event of Default, Required Noteholders may without notice to or demand upon any Obligor or any other Person, declare any Obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the Obligations of each Guarantor. Upon such declaration by Required Noteholders, Noteholders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by Noteholders to or for the credit or the account of any Guarantor against any and all of the Obligations of each Guarantor now or hereafter existing hereunder, whether or not Noteholders shall have made any demand hereunder against any other Obligor and although such Obligations may be contingent and unmatured. The rights of Noteholders hereunder are in addition to other rights and remedies (including other rights of set-off) which Noteholders may have. Upon payment by any Guarantor of any Obligations, all rights of such Guarantor against Issuer or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the Full Payment of the Obligations. If any amount shall erroneously be paid by a Guarantor to Issuer or any other Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of Issuer or any other Guarantor, such amount shall be held in trust for the benefit of the Noteholders and shall promptly be paid to Noteholders to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement. Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement as a joint and several Obligor, repay any of the Obligations of another Obligor under this Agreement (an “Accommodation Payment”), then such Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s allocable amount and the denominator of which is the sum of the allocable amounts of all Guarantors; provided, that such rights of contribution and indemnification shall be subordinated to the Full Payment of all of the Obligations. As of any date of determination, the “allocable amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.
Section 15.10.     Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Note Documents. Each Guarantor has made an independent investigation of Obligors and of the financial condition of Obligors. No Noteholder has made, and Noteholders do not hereby make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Obligor nor has any Noteholder made any representations or warranties as to the amount or nature of the Obligations of any Obligor to which this Article XV applies as specifically herein set forth, nor has any Noteholder or any officer, agent or employee of any Noteholder or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.
Section 15.11.     General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of Noteholders generally, if the Obligations of any Guarantor under Article XV would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Article XV, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Obligor or any other person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

ISSUER: CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President

Address:

6551 Park of Commerce Blvd., NW Boca Raton, FL 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774
GUARANTORS: CEJKA SEARCH, INC.

By:	/s/ Stephen W. Rubin
By:	Name: Stephen W. Rubin Title: Vice President

Address:

4 Cityplace Drive, Suite 300 Creve Coeur, MO 63141 Attn: Susan E. Ball Telecopy: (800) 565-9774
CROSS COUNTRY EDUCATION, LLC

By:	/s/ Stephen W. Rubin
By:	Name: Stephen W. Rubin Title: Vice President
Address:

9020 Overlook Boulevard, Suite 140 Brentwood, TN 37027 Attn: Susan E. Ball Telecopy: (800) 565-9774

CROSS COUNTRY STAFFING, INC.
By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President

Address:

6551 Park of Commerce Blvd., NW Boca Raton, FL 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

MDA HOLDINGS, INC.

By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

4775 Peachtree Industrial Blvd., Suite 300 Berkeley Lake, GA 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774
CROSS COUNTRY PUBLISHING, LLC
By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

9020 Overlook Boulevard, Suite 140 Brentwood, TN 37027 Attn: Susan E. Ball Telecopy: (800) 565-9774

ASSIGNMENT AMERICA, LLC

By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

6551 Park of Commerce Blvd., NW Boca Raton, FL 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774
TRAVEL STAFF, LLC
By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

6551 Park of Commerce Blvd., NW Boca Raton, FL 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774
LOCAL STAFF, LLC
By:	/s/ Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President

Address:

6551 Park of Commerce Blvd., NW Boca Raton, FL 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

MEDICAL DOCTOR ASSOCIATES, LLC
By:	Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

4775 Peachtree Industrial Blvd., Suite 300 Berkeley Lake, GA 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774
CREDENT VERIFICATION AND LICENSING SERVICES, LLC
By:	Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

4775 Peachtree Industrial Blvd., Suite 300 Berkeley Lake, GA 30092 Attn: Susan E. Ball Telecopy: (800) 565-9774

OWS, LLC
By:	Stephen W. Rubin
Name: Stephen W. Rubin Title: Vice President
Address:

6551 Park of Commerce Blvd., NW Boca Raton, FL 33487 Attn: Susan E. Ball Telecopy: (800) 565-9774

BENEFIT STREET PARTNERS SMA LM L.P., as a Noteholder:
By:	/s/ Bryan Martoken
Name: Bryan Martoken Title: CFO – Capital Markets Group

Address:

c/o Benefit Street Partners L.L.C.
9 West 57th Street, Suite 4700
New York, New York 10019
Attn: King Jang
Telecopy: (212) 588-6769

PECM STRATEGIC FUNDING L.P., as a Noteholder:

By: PECM Strategic Funding GP L.P.

By: PECM Strategic Funding GP Ltd.

By:	/s/ Bryan Martoken
By:	Name: Bryan Martoken Title: CFO – Capital Markets Group
Address: c/o Benefit Street Partners L.L.C. 9 West 57th Street, Suite 4700 New York, New York 10019 Attn: King Jang Telecopy: (212) 588-6769 PROVIDENCE DEBT FUND III L.P., as a Noteholder:
By:	/s/ Bryan Martoken
Name: Bryan Martoken Title: CFO – Capital Markets Group
Address:

c/o Benefit Street Partners L.L.C. 9 West 57th Street, Suite 4700 New York, New York 10019 Attn: King Jang Telecopy: (212) 588-6769